UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to sec. 240.14a-12

BUTLER INTERNATIONAL

(Name of Registrant as Specified in Its Charter)

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BUTLER INTERNATIONAL, INC.

110 Summit Avenue

Montvale, New Jersey 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 12, 2005

The Annual Meeting of Stockholders of BUTLER INTERNATIONAL, INC. (the “Company”) will be held at 601 N. Ft. Lauderdale Blvd., Ft. Lauderdale, FL 33304 on Monday, December 12, 2005 at 9:00 a.m. for the following purposes:

1.	To elect one director.

2.	To vote on a proposal to amend the Company’s 2003 Stock Incentive Plan (i) to allow for awards to employees and officers to be based on performance which may then be tax deductible notwithstanding the limitations of Section 162(m) of the Internal Revenue Code; (ii) to limit awards under the Company’s 2003 Stock Incentive Plan so that the Company may not issue awards for more than 1,200,000 shares of common stock to any single participant during any calendar year; and (iii) to allow for restricted common stock of the Company to be issued in lieu of salary or cash bonus payments otherwise payable to Company employees, in which event the restricted common stock will be valued at a discount to the then current market value of unrestricted shares of Company common stock.

3.	To vote on a proposal to amend the Company’s 2002 Stock Incentive Plan (i) to allow for awards to employees and officers to be based on performance which may then be tax deductible notwithstanding the limitations of Section 162(m) of the Internal Revenue Code; and (ii) to allow for restricted common stock of the Company to be issued in lieu of salary or cash bonus payments otherwise payable to Company employees, in which event the restricted common stock will be valued at a discount to the then current market value of unrestricted shares of Company common stock.

4.	To vote on a proposal to ratify the Amended Performance Bonus Plan.

5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the common stock and the 7% Series B cumulative convertible preferred stock at the close of business on September 26, 2005 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

By Order of the Board of Directors,

Warren F. Brecht
Secretary

Montvale, New Jersey

November 18, 2005

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. Doing so will save the Company the expense of further mailings. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.

BUTLER INTERNATIONAL, INC.

110 Summit Avenue

Montvale, New Jersey 07645

November 18, 2005

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Butler International, Inc. (the “Company”), a Maryland corporation, in connection with the Annual Meeting of Stockholders to be held on December 12, 2005 at 9:00 a.m. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as a director of the nominee listed below for a term expiring in 2010, FOR the proposal to amend the Company’s 2003 Stock Incentive Plan (i) to allow for awards to employees and officers to be based on performance which may then be tax deductible under Section 162(m) of the Internal Revenue Code; (ii) to limit awards under the Company’s 2003 Stock Incentive Plan so that the Company may not issue awards for more than 1,200,000 shares of common stock to any single participant during any calendar year; and (iii) to allow for restricted common stock of the Company to be issued in lieu of salary or cash bonus payments otherwise payable to Company employees, in which event the restricted common stock will be valued at a discount to the then current market value of unrestricted shares of Company common stock; FOR the proposal to amend the Company’s 2002 Stock Incentive Plan (i) to allow for awards to employees and officers to be based on performance which may then be tax deductible under Section 162(m) of the Internal Revenue Code; and (ii) to allow for restricted common stock of the Company to be issued in lieu of salary or cash bonus payments otherwise payable to Company employees, in which event the restricted common stock will be valued at a discount to the then current market value of unrestricted shares of Company common stock; FOR the proposal to ratify the Amended Performance Bonus Plan; and FOR the ratification of the appointment of Grant Thornton LLP as independent public accountants. In the event that the nominee for director should become unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Any stockholder of record giving a proxy may revoke the same by (i) submitting written notice to the Secretary of the Company at any time prior to the voting of such proxy, (ii) submitting a duly executed later-dated proxy, or (iii) voting in person at the Annual Meeting. This Proxy Statement and accompanying proxy are being mailed on or about November 18, 2005.

Each stockholder of the Company will be entitled to one vote for each share of common stock and each share of 7% Series B cumulative convertible preferred stock, standing in his or her name on the books of the Company at the close of business on September 26, 2005 (the “Record Date”). On that date, the Company had outstanding and entitled to vote 11,678,844 shares of common stock and 5,904,434 shares of 7% Series B cumulative convertible preferred stock.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Philosophy

Corporate governance encompasses the internal policies and practices by which the Company is operated and controlled on behalf of its stockholders. A good system of corporate governance helps the Company maintain the confidence of investors and allows it to raise capital efficiently.

The Company has made various changes to its corporate governance practices in response to the Sarbanes-Oxley Act of 2002 and the changes to corporate governance rules of the Nasdaq. In some instances, the Company already had procedures in place that complied with the new stricter requirements. In other cases, changes have been necessary. Many of the changes required by the Sarbanes-Oxley Act are being phased in over time in compliance with the law. As a result, the Company’s response to these changes will be an ongoing process.

The business affairs of the Company are conducted under the direction of the Board of the Directors in accordance with the Maryland General Corporation Law as implemented by its articles of incorporation and bylaws. The role of the Board is to govern effectively the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Maryland law, other constituencies, which include its employees, customers and communities in which the Company does business. The Board strives to ensure the success and continuity of the Company’s business through the selection of a qualified management team. It is also responsible for ensuring that the activities of the Company are conducted in a responsible and ethical manner. The following principles, among others, govern the Company’s corporate governance practices:

•	The Company’s President and Chief Executive Officer, Mr. Kopko, is the only director who is an employee of the Company;

•	A majority of the Company’s directors are independent as defined by Nasdaq’s independence standards;

•	Directors have access to members of the Company’s management team so that they can stay abreast of Company affairs;

•	The Board’s Nominations Committee, Audit Committee, Compensation Committee and Rule 4350(H) Committee are composed entirely of independent directors as defined by Nasdaq’s independence standards;

•	The Company’s Chief Executive Officer and Chief Financial Officer certify all quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”);

•	Independent members of the Company’s Board of Directors meet at least twice annually at regularly scheduled executive sessions at which only they are present;

•	Annual and quarterly reports are accessible through a hyperlink on the Company’s website; and

•	The Company documents and regularly evaluates its established internal financial controls.

Code Of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) as defined in Item 406 of Regulation S-K and as required by Nasdaq, which applies to all directors, officers and employees. The Code of Ethics, including future amendments, is available free of charge on the Company’s internet web site at www.butler.com under “Investors”. The Company will also post on its website any waivers under the Code of Ethics granted to any of its directors or executive officers. The Company will also provide a copy of its Code of Ethics, without charge, to any investor that requests it. Requests should be addressed in writing to: Corporate Secretary, Butler International, Inc., 110 Summit Avenue, Montvale, New Jersey 07645.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the Company’s Articles of Incorporation and By-Laws, as amended, the Board of Directors currently consists of five classes of directors having staggered terms of five years each. One class of directors’ term expires at each Annual Meeting, with the term of the First-Class Director expiring at this year’s Annual Meeting.

The Board of Directors has reviewed the independence of each director under the listing standards of Nasdaq. Based upon its review, the Board has determined that, of the eight directors who will serve on the Board after the Annual Stockholders Meeting, Messrs. Comeau, LeCroy, Murray, Petrossi, Tyler and Uyematsu are “independent directors” as defined under the listing standards of the Nasdaq.

The election of directors require a plurality of the votes cast by holders of the shares of the Company’s common stock and the Company’s 7% Series B cumulative convertible preferred stock, voting together as a single class at a meeting with a quorum present. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, exchange rules preclude brokers from exercising their voting discretion on certain proposals. This results in what is known as a “broker non-vote”. Because Maryland corporate law requires a plurality of the votes cast for or against the proposal at this meeting to authorize action on this matter, shares withheld from voting on this matter and broker non-votes, which will not be counted “for” or “against” the proposal, will have no impact on the outcome of the election.

Unless instructed to the contrary on the proxy, the persons named in the proxy will vote “FOR” the election of Hugh G. McBreen, as First-Class Director to hold office for five years. The nominee is currently a member of the Board of Directors of the Company and has been a Director since 1986.

NOMINEE FOR FIRST-CLASS DIRECTOR—TERM EXPIRES IN 2010

HUGH G. MCBREEN

Mr. McBreen, age 50, is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been associated with that firm since September 1983. He is also the Secretary of Peter J. McBreen and Associates, Inc., a risk management and loss adjustment company. Mr. McBreen practices in the area of aviation law. He received an A.B. degree from Dartmouth College and a J.D. degree from Notre Dame Law School.

The Board of Directors unanimously recommends a vote FOR the election of Hugh G. McBreen as First-Class Director.

DIRECTORS CONTINUING IN OFFICE

EDWARD M. KOPKO	Director since 1985 - Term expires in 2008

Mr. Kopko, age 51, has been the President, Chief Executive Officer and the Chairman of the Board of Directors of the Company since its inception in November 1985. Mr. Kopko has also been the Chairman, President and Chief Executive Officer of Butler Service Group, Inc. since 1989, and the chairman of other Butler subsidiaries. In 2001, Mr. Kopko became the Chairman of the Board of Directors and Chief Executive Officer of Chief Executive Magazine. Mr. Kopko is a past President of the National Technical Services Association, the predominant trade association for the contract technical services industry. Mr. Kopko holds a B.A. degree in economics from the University of Connecticut, an M.A. degree in economics from Columbia University, and he undertook doctoral work in economics at Columbia.

THOMAS F. COMEAU	Director since 2001 - Term expires in 2006

Mr. Comeau, age 64, is the President of Swissport Fueling, Inc., the fueling division of Swissport, Inc., and has been President since 1995. Swissport is a wholly owned subsidiary of Ferrovial Group, headquartered in Madrid, Spain. Swissport does business at over 140 airports worldwide. Mr. Comeau has served as Chairman of the Board of the National Air Transportation Association and Chairman of the General Aviation Taskforce. He has been a Director of Butler Telecom, Inc. since 1998. Mr. Comeau holds a B.S. degree from Salem State College, Salem, Massachusetts.

WALTER O. LECROY	Director since 2003 - Term expires in 2006

Mr. LeCroy, age 70, currently serves as a director of LeCroy Corporation (NASDAQ: LCRY), the Company he founded in 1963. Using its core competency of wave shape analysis, defined as the capture and analysis of complex electronic signals, his company develops, manufactures, sells and licenses signal acquisition and analysis products. Its principal product line consists of a family of high-performance digital oscilloscopes used primarily by electrical design engineers in various markets, including communications test, data storage and power measurement. Mr. LeCroy holds a B.A. degree in physics from Columbia College.

FRANK H. MURRAY	Director since 2004 - Term expires in 2009

Mr. Murray, age 52, is the Founder, President and Director of InterTech Media, LLC, a software company that provides software to media companies throughout the United States and the Caribbean, since 1999. Concurrently, he is the Founder, President and Director of EMS Companies, LLC, a publishing and software company. From 1996 to 1999, he was Chairman and Chief Executive Officer of Goodman Manufacturing Company, one of the largest private companies in the United States. Previously, he held leadership positions in merger and acquisition services with The Beacon Group, Merrill Lynch & Co. and Dillon Read & Co. Mr. Murray received an A.B. degree in mathematics and economics from Ohio Wesleyan University, Delaware, OH and a M.B.A. degree from Harvard Business School, Boston, MA. He is a Trustee of The Mead School, Stamford, CT.

LOUIS F. PETROSSI	Director since 2003 - Term expires in 2008

Mr. Petrossi, age 65, has a varied business career mixing years in the financial services industry with Fortune 500 companies. Mr. Petrossi currently and since 2004 has been the President of Chadwicke, Inc. of Saratoga, CA, a comprehensive financial planning business. Prior to his career in financial services, Mr. Petrossi worked in marketing for Johnson & Johnson and Pitney Bowes. Mr. Petrossi holds B.A. and M.A. degrees from the University of Hartford.

WESLEY B. TYLER	Director since 2004 - Term expires in 2009

Mr. Tyler, age 46, is the Founder and Principal of Old Oak Partners, LLC, a small business consulting and investment organization, since May 1999. He is also the President and Director of North American Commercial Parts & Service, Inc., a holding company of regional businesses that provide parts and repair services for commercial food equipment, since July 2003. He is also a Director and Principal of Westport Resources Investment Services, Inc., a registered broker-dealer with the SEC and National Association of Securities Dealers, and of Westport Resources Management, Inc., a registered investment advisor, since December 2002. From 1991 to May 1999, Mr. Tyler was president of GCS Service, Inc., the largest independent servicer of commercial food equipment and in 1998 he directed the sale of GCS to Ecolab, Inc. (ECL: NYSE), a Fortune 500 company. Mr. Tyler is registered as an Investment Advisor Representative through Flat Rock Three, LLC. Mr. Tyler attended Manhattanville College, Purchase, NY and the University of Bridgeport, Bridgeport, CT. He serves as a Trustee of Greens Farms Academy, Westport, CT.

RONALD UYEMATSU	Director since 2004 - Term expires in 2007

Mr. Uyematsu, age 45, was associated with BMA Securities, a securities broker-dealer, from August 2004 to June 2005. Mr. Uyematsu also has been a consultant for TMC Entertainment and its predecessor, Total Media Group, Inc., worldwide production and distribution companies, since April 2002. From July 1998 to April 2002, Mr. Uyematsu held the position of Vice President at VMR Capital Markets, U.S., a registered broker-dealer. Mr. Uyematsu attended Boston College and the University of California, Irvine.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors met eight times during 2004. Each member of the Board attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he serves and held during the period for which he was a Board or Committee member, respectively. It is the policy of the Company that all directors of the Board should attend each annual stockholders’ meeting. Last year, all directors attended the Company’s 2004 Annual Meeting.

The Board of Directors has four standing committees: Nominations Committee, Audit Committee, Compensation Committee, and Rule 4350(H) Committee.

Nominations Committee

The Nominations Committee of the Board of Directors consists solely of independent directors as determined under the current listing standards of the Nasdaq. The Nominations Committee was established in March 2004 and met one time in 2004. Its members are Messrs. Petrossi and LeCroy with Mr. Petrossi serving as Chair. The Nominations Committee identifies individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to select or recommend to the Board the nominees to stand for election as directors at the Annual Meeting of Stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director, including a vacancy created by an increase in the size of the Board, the Nominations Committee will recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In selecting or recommending candidates, the Nominations Committee will take into consideration the criteria approved by the Board and other such factors, as it deems appropriate. The Nominations Committee will also consider candidates recommended by the Company’s qualified stockholders and candidates proposed by management. The Nominations Committee will review all candidates in the same manner regardless of the source of the recommendation. The Nominations Committee also identifies Board members qualified to fill vacancies on any committee of the Board (other than the Nominations Committee) and recommends that the Board appoint the identified member or members to the respective committee. A copy of the charter of the Nominations Committee is available on the Company’s website.

Audit Committee

The Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Comeau, LeCroy and Petrossi are members of the Audit Committee. The Company’s Board of Directors determined that all members of the Company’s Audit Committee are independent under the current listing standards of the Nasdaq. Mr. Comeau serves as Chair of the Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility, including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of the Company’s independent registered public accounting firm.

The Company’s Board of Directors has determined that, due to Mr. LeCroy’s past and current affiliation with LeCroy Corporation, along with his other academic and business credentials, Mr. LeCroy has the prerequisite experience and applicable background to meet Nasdaq standards requiring financial sophistication of at least one member of the Audit Committee. The Company’s Board of Directors has also determined that neither Mr. LeCroy nor any other member of the Audit Committee is an audit committee financial expert as defined by applicable SEC regulations. The Company may choose to recruit a director who satisfies the current requirements for an audit committee financial expert; however, the Company has not yet identified an individual satisfying those criteria as well as other criteria that the Company believes are important for an individual to make a meaningful contribution to the deliberations of the Board of Directors as a whole. There can be no assurance when, or if, the Company will identify such an individual in the foreseeable future.

The Audit Committee acts under a written charter first adopted and approved by the Board in 2000 and amended in 2004. The amended Audit Committee Charter is available on the Company’s website.

The Committee met four times in 2004. The independent auditors were present in person or telephonically at all meetings.

Compensation Committee

The Compensation Committee of the Board of Directors consists solely of independent directors as determined under the current listing standards of the Nasdaq. The members of the Compensation Committee are Messrs. Comeau, LeCroy and Uyematsu with Mr. Comeau serving as Chair. Immediately following this Annual Meeting of Stockholders, Mr. Uyematsu will serve as Chair of the Compensation Committee, with Messrs. Comeau and LeCroy remaining as the other members of the Compensation Committee.

The Compensation Committee determines, or recommends to the Board for determination, the compensation of the Company’s Chief Executive Officer (“CEO”) and all other executive officers of the Company. With respect to the CEO, the Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO’s discretionary compensation components, evaluates the CEO’s performance in light of those goals and objectives, and determines, or recommends to the Board for determination, such compensation. The Compensation Committee determines all issues of interpretation under employment agreements with executive officers. The Compensation Committee also makes recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans, oversees the activities of the individuals and committees responsible for administering these plans, and discharges any responsibilities imposed on the Compensation Committee by these plans. The Compensation Committee, in conjunction with management, oversees regulatory compliance with respect to compensation matters, and will begin including structuring compensation programs to preserve tax deductibility and, as required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee met three times during 2004. A copy of the charter of the Compensation Committee is available on the Company’s website.

Rule 4350(H) Committee

The Rule 4350(H) Committee of the Board of Directors consists solely of independent directors as determined under the current listing standards of the Nasdaq. The members of the Rule 4350(H) Committee are Messrs. Uyematsu and Comeau with Mr. Uyematsu serving as Chair. The purpose of the Rule 4350(H) Committee is, pursuant to Nasdaq Rule 4350(H), to review all related party transactions for potential conflict of interest situations on an ongoing basis, including transactions with management, certain business relationships, and indebtedness of management, among others. The 4350(H) Committee was established in March 2004 and its responsibilities were previously part of the Audit Committee. The Committee met one time in 2004. A copy of the charter of the Rule 4350(H) Committee is available on the Company’s website.

Communications With The Board Of Directors

Any stockholder who desires to contact the Company’s Board of Directors or specific members of our Board of Directors may do so by writing to: Stockholder Communications, Butler International, Inc., 110 Summit Avenue, Montvale, New Jersey, 07645.

DIRECTORS COMPENSATION

Of the Company’s current directors, only Mr. Kopko is a salaried employee of the Company. All other directors receive separate compensation for Board services. That compensation is currently comprised of:

Retainer:	$5,000 per quarter

Attendance Fees:	$1,000 for each board meeting $850 for each board committee meeting

Stock Options:	18,000 shares annually

As part of a review of board compensation paid to peer group companies, compensation for board services will change immediately following the 2005 annual meeting of stockholders, as follows:

Retainer: (board members)	$5,000 per quarter (same)

Retainer: (Audit Committee Chairman)	$4,500 per quarter (new)

Retainer: (Compensation Committee Chairman)	$2,000 per quarter (new)

Attendance Fees:	$ 1,000 for each in-person board meeting (same) $800 for each telephonic board meeting (new) $850 for each in-person committee meeting (same) $700 for each telephonic committee meeting (new)

Stock Options:	18,000 shares annually (same)

The directors will also be permitted to elect to receive awards of immediately vested common stock of the Company, subject to securities law restrictions (restricted stock awards) in lieu of all or part of their cash retainer and attendance fees. In order to account for the non-transferability of the restricted stock, the Company will discount the value of the restricted stock by 33 1/3% of the then current market value of unrestricted shares of Butler common stock. As a result, the number of restricted shares to be awarded shall equal the amount of foregone cash compensation divided by two-thirds of the then current market value of unrestricted shares of Butler common stock.

The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s medical, dental, life, accidental death and dismemberment, and directors’ and officers’ indemnity insurance policies.

The cash compensation paid to each non-employee director in 2004 was as follows: Mr. Comeau - $35,350; Mr. Robert Hussey - $18,000; Mr. Frederick Kopko, Jr. - $14,000; Mr. LeCroy - $32,800; Mr. McBreen - $33,650; Mr. Murray - $12,000; Mr. Nikhil Nagaswami - $28,500; Mr. Petrossi - $27,700; Mr. Tyler $12,000; and Mr. Uyematsu - $18,850.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are listed below. The executive officers of the Company or its subsidiaries are appointed by the respective Board of Directors and hold office for one-year terms or until their respective successors have been duly elected. There are no family relationships among any of the Company’s executive officers and directors.

Edward M. Kopko is the Chairman of the Board of Directors and Chief Executive Officer. (See “Directors”.)

James Beckley, age 52, has been Senior Vice President - Technical Services and Project Engineering since April 2004. Mr. Beckley had been Division Vice President - Butler International, Inc. (Technical Group) since January 1999. Mr. Beckley joined Butler in December of 1990 as the Vice President for the Northwest territory (San Jose and Seattle) of the former CTS division. Mr. Beckley has held a wide variety of positions with Butler that included management responsibility for all sales, recruiting, and administration for the CTS division west of the Mississippi. He later became Vice President of BI Sales West, and eventually Vice President for all of BI Sales. Mr. Beckley received a BA degree in Public Administration from California State University, Chico.

Ivan Estes, age 62, has been Senior Vice President - Telecommunication Services since October 2002. Mr. Estes joined the Company in December of 1990 as Regional Sales Manager after a 25-year career with GTE. In 1993, he was promoted to Vice President, West Division and in 1996, he was promoted to Vice President and given general manager responsibility for telecommunications services. He was promoted to Senior Vice President in 1998. Mr. Estes graduated from Texas A&M University with a BBA degree in Management.

Craig S. Tireman, age 47, was Vice President - Finance and Controller since 2000. Mr. Tireman has a BS in Accounting from Ramapo College of New Jersey. Mr. Tireman resigned from the Company on April 28, 2005.

Thomas J. Considine, Jr., age 51, joined the Company on April 11, 2005 as Senior Vice President and Chief Financial Officer. From November 2000 to April 2005, Mr. Considine was employed by Technitrol, a New York Stock Exchange company and a multi-national producer of electronic components and electrical contact parts. Mr. Considine joined Technictrol as Treasurer in November 2000, served as its Vice President beginning May 2002, and served as Secretary beginning July 2004. Prior to Technitrol, from April 1998 until November 2000, Mr. Considine was the Treasurer of Vlasic Foods, a packaged food company. Mr. Considine holds an M.B.A. in Finance from University of Pennsylvania, Wharton Business School, a Master’s degree from Duke University, and a Bachelor of Science from Rutgers University.

PRINCIPAL STOCKHOLDERS

The following table presents information as of the Record Date regarding the beneficial ownership of the Company’s common stock and Series B 7% cumulative convertible preferred stock by: (i) all persons known by the Company to be the beneficial owners of more than 5% of the common stock and/or preferred stock of the Company; (ii) each director and nominee; (iii) each executive officer named in the Summary Compensation Table on page 11; and (iv) all directors and executive officers as a group. Under the rules of the Securities and Exchange Commission, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit. Unless otherwise stated, all shares are held directly with sole voting and investment power. The business address of the named stockholders is the address of the Company, except as otherwise noted. Except as disclosed in the chart below, the Company knows of no other person or group owning 5% or more of any class of the Company’s voting securities.

PRINCIPAL STOCKHOLDERS

	Common Stock[1]			Series B Preferred Stock[2]			Total Equivalent Voting Rights[3]
Name	Number of Shares Beneficially Owned		Percent of Class	Number of Shares Beneficially Owned		Percent of Class	Number of Shares	Percent of Total
Edward M. Kopko	2,243,542	[4]	18.3%	1,228,992		20.8%	3,472,534	19.7%
Hugh G. McBreen	355,371	[5]	3.0%	1,277,299	[6]	21.9%	1,632,670	9.2%
Wesley B. Tyler	168,600	[7]	1.4%	—		—	168,600	*
Walter O. LeCroy	133,950	[8]	1.1%	—		—	133,950	*
Thomas F. Comeau	127,747	[9]	1.1%	—		—	127,747	*
Frank H. Murray	48,300	[10]	*	—		—	48,300	*
Louis F. Petrossi	36,000	[11]	*	—		—	36,000	*
Ronald Uyematsu	18,000	[12]	*	—		—	18,000	*
James Beckley	137,200	[13]	1.2%	—		—	137,200	*
Ivan Estes	93,558	[14]	*	—		—	93,558	*
Craig Tireman	47,608	[15]	*	—		—	47,608	*
Frederick H. Kopko, Jr.	398,953	[16]	3.3%	1,319,907	[17]	22.7%	1,718,860	9.7%
David M. Knott	996,600	[18]	8.5%	—		—	996,600	5.7%
Bruce S. Kovner/Caxton Associates, L.L.C.	609,716	[19]	5.2%	—		—	609,716	3.5%
All directors and executive officers as a group (12 persons)	3,420,526	[20]	26.6%	2,506,291		42.4%	5,926,817	31.6%

*	Less than 1%.

[1]	Assumes as to each person or entity the exercise of his or its options and warrants.

[2]	Series B Preferred Stock consists of 5,904,434 outstanding shares, has one vote per share, and is convertible into shares of Common Stock at a rate of 0.285 per share of Series B Preferred Stock.

[3]	Assumes no conversion of Series B Preferred Stock.

[4]	Includes 1,173,400 shares of restricted stock, of which 66,666 shares are vested, 33,334 will become vested on October 15, 2006 and 1,073,400 shares will become vested on October 24, 2006. The restricted stock is subject to forfeiture or acceleration of vesting upon certain events. Also, includes 578,767 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[5]	Includes 5,437 shares beneficially owned by Mr. McBreen’s children (as to which Mr. McBreen disclaims beneficial ownership), and 141,000 shares that may be purchased upon exercise of options granted under Butler stock option plans. The business address of Mr. McBreen is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

[6]	Includes 2,982 shares owned by Mr. McBreen’s wife (as to which Mr. McBreen disclaims beneficial ownership).

[7]	Includes 18,000 shares that may be purchased upon exercise of options granted under Butler stock option plans. Also, includes 150,000 shares held through Old Oak Partners, LLC. Mr. Tyler is a managing member of Old Oak Partners, LLC.

[8]	Includes 36,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[9]	Includes 84,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[10]	Includes 18,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[11]	Consists of 36,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[12]	Consists of 18,000 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[13]	Includes 93,500 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[14]	Includes 78,500 shares that may be purchased upon exercise of options granted under Butler stock option plans.

[15]	Includes 47,000 shares that may be purchased upon exercise of options granted under Butler stock option plans. Mr. Tireman was previously the Vice President – Finance and Controller of the Company. He resigned from Butler on April 28, 2005.

[16]	Includes 108,000 shares that may be purchased upon exercise of options granted under Butler stock option plans. The business address of Mr. Kopko is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

[17]	Includes 8,464 shares owned by Mr. Kopko’s wife (as to which Mr. Kopko disclaims beneficial ownership).

[18]	Based on publicly available information reported on June 7, 2004, Mr. Knott may be deemed to own beneficially 996,600 shares of the Company’s Common Stock. Mr. Knott individually has the sole power to vote and to dispose of 539,000 shares of the Company’s Common Stock held in the Knott Partners, L.P.’s account and, as managing member of Knott Partners Management, LLC, of 74,500 shares held in the account of the 3(c)(7) Fund. As President of Dorset Management Corporation (“Dorset”), Mr. Knott (i) has the sole power to vote and dispose of 9,300 shares of Common Stock held in two client’s accounts and (ii) shares with each of Dorset’s other clients the power to vote and dispose of that part of the 364,500 shares held in each such client’s respective accounts. The business address of Mr. Knott is 485 Underhill Boulevard, Syosset, NY 11791.

[19]	Based on publicly available information reported on February 3, 2005, Mr. Kovner and Caxton Associates, L.L.C. (“Caxton”) may be deemed to own beneficially 609,716 shares of the Company’s Common Stock. Mr. Kovner is the Chairman of Caxton and the sole shareholder of Caxton Corporation, the manager and majority owner of Caxton. Caxton is the trading advisor to GDK, Inc. (“GDK”) and Caxton International Limited (“CI”) and as such, has voting and dispositive power with respect to investments of Caxton, CI and GDK. CI owns 534,293 shares of the Company’s Common Stock and GDK owns 75,423 shares of the Company’s Common Stock. The business address of GDK is c/o Prime Management Limited, Mechanics Building, 12 Church Street, Hamilton HM11, Bermuda.

[20]	Includes 1,163,767 shares that may be purchased upon exercise of options granted under Butler stock option plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of independent directors and is advised by an independent consultant retained by the Company. No employee of the Company serves on the Compensation Committee. The Company employs Mr. Comeau’s son in a non-executive officer position. Mr. Comeau’s son’s compensation exceeds $60,000 annually.

REPORT OF THE COMPENSATION COMMITTEE

ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

The Company’s executive compensation programs are intended to attract and retain qualified executive and non-executive officers and to motivate them to achieve goals that will lead to increased stockholder value. A portion of most executives’ compensation is dependent upon the Company’s profitability and appreciation in the market price of the Company’s common stock. Achievement of certain other corporate goals and individual performance objectives also impact executive compensation.

The main components of executive compensation are: base salary, annual incentive cash bonus, and longer-term equity-based incentive compensation. The Compensation Committee periodically reviews independent surveys, peer group compensation, compensation trends, and competitive factors in making judgments on the appropriate compensation package for each executive employee. In certain cases, the Company has hired executive talent from outside, and both base pay and other compensation elements have been determined with the guidance of the executive search firm used for that purpose. The Compensation Committee’s decisions also acknowledge that Butler’s Retirement Program is very modest compared with many other companies, with the Company’s Defined Benefit Plan frozen since 1996.

The “Industry Report on Top Management Compensation – 2004/2005”, published by Watson Wyatt Data Services (“WWDS”), was a primary source for reviewing the compensation of executive and non-executive officers for 2004. WWDS is the compensation survey service that the Employers Association of New Jersey uses. In addition, in late 2004, the Compensation Committee engaged a Watson Wyatt compensation consultant to review the total direct compensation (salary plus cash bonus plus the value of long-term incentive compensation) of its CEO, Edward M. Kopko, and its other named executive officers, and to make recommendations on their compensation structure going forward.

In its review of the WWDS survey data, the Committee determined that Mr. Kopko’s salary was above the 50th percentile, or median, for CEOs of “All Non-Manufacturing Companies” in Butler’s sales range, and that his total cash compensation, including a guaranteed bonus component, was significantly above the median. Mr. Kopko’s long-term incentive compensation, however, was significantly below the median. As a result, his total direct compensation was around the median.

Using a tailored peer group, the compensation consultant concluded that Mr. Kopko’s guaranteed pay was above the market median for total direct compensation; therefore, the consultant recommended no upward adjustment to Mr. Kopko’s salary or guaranteed bonus. He also noted that Mr. Kopko had a beneficial ownership level that was above the 75th percentile of the peer group, and recommended no additional equity grants.

With guidance from the consultant, the Committee concluded that Mr. Kopko was fully compensated and that no additional guaranteed compensation was warranted at this time. The Committee also concluded that no additional stock grants were advisable in light of Mr. Kopko’s already significant ownership position in the Company. The Committee did note that Mr. Kopko’s salary was scheduled to increase effective April 1, 2005, in accordance with his employment agreement, after four years of no increases and one salary decrease. The Committee is currently considering modifying his prior restricted stock awards to make the vesting conditioned upon satisfaction of performance goals. The Committee’s intent is to make his vesting schedule more restrictive, more stringent, and more dependent on performance.

In evaluating Mr. Kopko’s compensation against the Company’s performance, the Committee acknowledges that Butler compared unfavorably with its peer group on most financial measures over the three-year period 2001-2003. The Committee noted, however, that such measures as EBITDA, cash flow, net income, and stock price all improved significantly in 2004, and that Mr. Kopko deserves recognition for the Company’s turnaround. Among the accomplishments, Butler returned to profitability for the first time since 2000, with sales up 20% to $251 million. Butler’s stock price more than tripled. Gross margins increased while SG&A expenses decreased. The Company embarked on a three-pronged strategic course, and client satisfaction reached its highest level ever.

Using the WWDS survey data for the other named executive officers and non-executive officers, their combined base salaries were below the median for comparable positions, and slightly below the median for total cash compensation. Collectively, their long-term incentive compensation was significantly below the median and, therefore, their total direct compensation was below the median.

The compensation consultant also reported that, for the other named executive officers as a group, base salaries, total cash compensation, long-term incentive compensation, and total direct compensation were all below the median of the tailored peer group. The consultant recommended additional structure around the annual bonus program based on setting target bonus levels at the 50th percentile.

Executive Employment Agreements: On December 12, 2002, the Board of Directors and the Executive Compensation Committee approved the terms of a second amended and restated employment agreement (the “Employment Agreement”) with Mr. Kopko. The terms of Mr. Kopko’s Employment Agreement are set forth below under “Employment Agreements”.

Thomas J. Considine, Jr., the Company’s Senior Vice President – Finance and Chief Financial Officer, entered into an employment agreement effective April 2005, as authorized by the Committee. James Beckley, the Company’s Senior Vice President - Technical Services and Project Engineering, entered into an employment agreement effective July 2001, as authorized by the Committee. Ivan Estes, the Company’s Senior Vice President - Telecommunication Services, entered into an employment agreement effective July 2001, as authorized by the Committee. The terms of these employment agreements are set forth below under “Employment Agreements”.

Base Salary: Using WWDS survey information, the Committee looked at the base salary and total cash compensation for each officer position compared with companies of similar size and complexity as determined by sales range. Except for certain equity adjustments or a significant increase in responsibilities, annual salary increases have generally been limited to cost of living adjustments. In general, however, no salary increases were given during 2002 or 2003 to executive and non-executive officers. In fact, the officer group had taken a 10% pay cut in late 2002, and these pay cuts were not restored until April 2004.

Annual Incentive Cash Bonus: Each executive officer and certain non-executive officers are eligible to participate in an annual cash bonus plan. A contractual agreement is reached early in the year, with each such officer to be given the opportunity to earn a cash bonus generally based in part on the achievement of profitability and in part on the accomplishment of several key individual, department, or business unit objectives that are believed to be vital to the Company’s success. The financial objectives are generally based on operating income of the Company as a whole, or of a business unit, division or region — rather than on target thresholds. The mix between financial and non-financial objectives depends upon the nature of each executive’s responsibilities. An officer with bottom line responsibility typically has a greater portion of incentive bonus tied to the operating profit of his or her group. However, all executive officers and non-executive officers have some portion of their bonus dependent upon the successful completion of non-financial objectives such as specific projects for their group and/or individually. The bonuses awarded in 2004 to the officers (other than the CEO) reflect the mix of corporate, department and individual performance achieved. The Committee intends to explore Watson Wyatt’s recommendation for additional structure around the bonus program.

Longer-Term Equity-Based Incentive Compensation: The Company has longer-term, equity-based plans whose purpose is to promote the interests of the Company and its stockholders by encouraging greater management ownership of the Company’s common stock. Such plans provide an incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s common stock occurs. Additionally, these plans strengthen the Company’s ability to attract and retain experienced and knowledgeable employees over a longer period and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends.

The plans currently in use are the 2002 Stock Incentive Plan and the 2003 Stock Incentive Plan, which replaced the 1992 Incentive Stock Option Plan, the 1992 Non-Qualified Stock Option Plan, the 1992 Stock Bonus Plan and the 1990 Employee Stock Purchase Plan.

The Committee believes it is important that the CEO and other senior officers have a significant number of stock options whose value can provide a powerful incentive to driving the Company’s bottom line and stock performance. Stock option awards are based on an officer’s level of responsibilities and expected contribution, rather than following the achievement of certain targets. In 2004, a total of 307,500 incentive stock options were awarded to five officers, including 300,000 incentive stock options to the Named Executive Officers. In addition, the CEO received 100,000 shares of restricted stock.

The Committee believes that, in general, the executive compensation policies and programs serve the interests of the stockholders and will continue to seek ways to make them better. Such compensation is intended to be a function of the Company’s increase in profits and share price value over a longer-term perspective. At the same time, the Committee plans to review the ways in which the Company provides incentives to its executives, particularly stock-based compensation, and will continue to seek ways to make them better.

Under the 2003 Stock Incentive Plan and the 2002 Stock Incentive Plan, executive officers and, with the consent of the compensation committee, other employees of Butler are also permitted to elect to receive immediately vested shares of Butler common stock, subject to securities laws restrictions (restricted stock awards), in lieu of cash compensation or bonus. In order to account for the non-transferability of any restricted stock grant hereunder, the Committee will discount the value of the restricted shares by 33 1/3% from the market price of unrestricted shares of common stock, so that the number of restricted shares to be awarded shall equal the amount of any foregone cash compensation divided by two-thirds of the then current market value of unrestricted shares of Butler common stock.

Internal Revenue Code Section 162(m): Internal Revenue Code Section 162(m) generally limits the tax deduction to $1 million for compensation paid to the CEO and each of the four other most highly compensated executive officers of Butler. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing the Company’s executives with appropriate rewards for their performance. Towards this end, the Company’s 2002 Stock Incentive Plan and its 2003 Stock Incentive Plan, upon stockholder approval of proposal nos. 2 and 3, will be structured such that awards may qualify as performance-based compensation that is not subject to the deductibility limitation imposed by Section 162(m). Consequently, the Board of Directors is seeking stockholder approval of (i) amendments to the Company’s 2003 Stock Incentive Plan and its 2002 Stock Incentive Plan to allow for restricted stock awards based on performance which may then be tax deductible notwithstanding the limitations of Section 162(m) and (ii) the ratification of the Amended Performance Bonus Plan, which would provide that certain payments made to the Company’s Chief Executive Officer that are directly tied to the attainment of the Company’s business performance may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE

Thomas F. Comeau, Chair

Walter O. LeCroy

Ronald Uyematsu

The following table summarizes cash and non-cash compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer and the other three executives officers who were serving as executive officers as of December 31, 2004 (collectively, the “Named Executive Officers”). In 2004, the Company had only four executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)		Restricted Stock Awards ($)		Securities Underlying Options[2] (#)	All Other Compensation[3] ($)
Edward M. Kopko	2004	$426,727	$562,673	$606,758	[4]	$185,000	[5]	250,000	$67,268
President and	2003	425,844	31,336	308,160	[6]	1,137,804	[7]	—	67,220
CEO	2002	449,950	229,382	540,632	[8]	—		62,667	77,423

James Beckley	2004	140,635	114,542	—		—		15,000	1,085
Sr. VP -	2003	127,800	69,125	—		—		—	1,085
Technical Services	2002	137,631	66,523	—		—		40,000	6,425

Ivan Estes	2004	168,365	97,500	—		—		10,000	606
Sr. VP	2003	153,000	40,000	—		—		—	606
Telecommunication Services	2002	164,769	35,000	—		—		40,000	7,091

Craig S. Tireman	2004	134,733	30,000	—		—		25,000	1,108
VP - Finance and	2003	103,740	25,935	—		—		—	1,108
Controller	2002	107,520	27,300	—		—		20,000	5,406

[1]	Excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of $50,000 or 10% of the Named Executives Officer’s salary and bonus for any year

[2]	No options were repriced during the last fiscal year or at any time since the Company’s inception.

[3]	For the Named Executives Officers, this column includes the following payments by the Company in the years indicated:

Name	Year	401 (k) Company Match	Term Life Insurance Payments	Disability and Whole Life Insurance Premiums
Edward M. Kopko	2004	—	$276	$66,992
	2003	—	228	66,992
	2002	$10,000	431	66,992

James Beckley	2004	—	1,085	—
	2003	—	1,085	—
	2002	5,352	1,073	—

Ivan Estes	2004	—	606	—
	2003	—	606	—
	2002	6,702	389	—

Craig S. Tireman	2004	—	1,108	—
	2003	—	1,108	—
	2002	4,305	1,101	—

[4]	Consists of imputed interest on loans to buy common stock of the Company in the amount of $133,233, tax gross-up on imputed interest, insurance payments and accrued vacation payments in the amounts of $110,874, $55,748 and $281,689, respectively.

[5]	The Company granted 100,000 shares of restricted stock to Mr. Kopko under the 2003 Stock Incentive Plan, of which 66,666 shares are vested, and of which 33,334 will become vested on October 15, 2006, subject to forfeiture or acceleration of vesting upon certain events. The market value of the restricted shares at December 31, 2004 was $533,000.

[6]	Consists of imputed interest on loans to buy common stock of the Company in the amount of $133,233 and tax gross-up on imputed interest and insurance payments in the amounts of $101,748 and $51,159, respectively.

[7]	During 2003, Mr. Kopko elected to receive shares of the Company’s restricted stock in lieu of $510,000 bonus payments owed him in cash for the nine-month period ended September 30, 2003. The Company granted 1,073,400 shares of restricted stock to him under the 2003 Stock Incentive Plan. The stock is restricted for three years, subject to forfeiture or acceleration of vesting upon certain events. The market value of the restricted shares at December 31, 2004 was $5,721,222.

[8]	Consists of imputed interest on loans to buy common stock of the Company in the amount of $133,233 and tax gross-up on imputed interest, insurance payments, 2001 bonus payments and stock awards in the amounts of $117,678, $59,169, $183,537 and $24,995, respectively.

Employment Contracts and Termination of Employment and Change-in-Control Arrangement

On December 4, 2002, as the result of the Sarbanes-Oxley Act of 2002 and management salary reductions, the Board of Directors and the Executive Compensation Committee approved the terms of a second amended and restated employment agreement (collectively, the “Employment Agreement”) with Mr. Kopko. Under the Employment Agreement, Mr. Kopko has agreed to serve as President, Chairman of the Board and Chief Executive Officer of the Company, and in a similar capacity for the Company’s subsidiaries, for a term commencing on January 1, 1991 and terminating three years after a notice of termination is given by either the Company or Mr. Kopko, subject to earlier termination in accordance with the terms of the Employment Agreement.

The Employment Agreement provides for base compensation and annual raises of not less than five percent of the prior year’s salary. The employment agreement, however, further provides that (i) during the year 2002, Mr. Kopko’s salary reflected a ten percent reduction effective September 2002: (ii) Mr. Kopko would not receive the automatic five percent salary increase for the year 2002; (iii) Mr. Kopko would not receive the automatic five percent increase for the year 2003 and (iv) Mr. Kopko would not receive the automatic five percent increase for the year 2004. Mr. Kopko will also receive payment of a performance bonus (referred to in the Employment Agreement as an annual cash bonus) in an amount equal to five percent of the Company’s operating income of $3 million or less, plus three percent of operating income above $3 million, but not less than $150,000 per quarter. The Employment Agreement also provides for an incentive bonus based on the successful completion of management objectives and other factors. In no event is the total annual bonus to exceed four times Mr. Kopko’s base salary.

“Operating Income” is defined in the Employment Agreement as net income of the Company’s principal operating subsidiary before adjustments for Federal and State income taxes and taxes imposed at the federal/national level by foreign countries (based upon income), and excluding extraordinary items. “Operating income” is also defined to exclude such items as corporate expense allocation from the Company and certain goodwill amortization, and to include items such as general and administrative expense and related working capital interest income and expense.

The Employment Agreement further provides that prior to the end of the first three calendar quarters of each year, the Company shall pay to Mr. Kopko an amount equal to the sum of the following: (i) eighty percent of the Company’s estimate of Mr. Kopko’s performance bonus for said quarter based on the operating income of the Company, as reported to the Board of Directors for the quarter; and (ii) eighty percent of the Company’s incentive bonus for said quarter, based on satisfactory progress toward completion of the management objectives. The remaining payment will be made within ninety days of the end of the fiscal year.

The previous employment agreement entered into between the Company and Mr. Kopko contained a performance-based bonus plan for Mr. Kopko (the “Performance Bonus Plan”) which is intended to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally authorizes the tax deduction of compensation in excess of $1,000,000 per taxable year payable to a chief executive officer (and certain other officers) only where such compensation is based on performance, satisfies certain other requirements, and is approved by the stockholders. The Company’s stockholders approved the Performance Bonus Plan at the Company’s 1999 Annual Meeting. The Performance Bonus Plan was amended by the terms of the Employment Agreement, as set forth above (the “Amended Performance Bonus Plan”). If the Amended Performance Bonus Plan is ratified by the affirmative vote of the holders of at least a majority of the shares of Common and Preferred Stock present and entitled to vote at the meeting, and certain other requirements set forth in Section 162(m) of the Code are satisfied, certain performance bonus payments to Mr. Kopko pursuant to the Amended Performance Bonus Plan may qualify for deduction under Section 162(m) of the Code. If the Amended Performance Bonus Plan is not ratified by the stockholders, Mr. Kopko has agreed to forego payment of all amounts due him thereunder and such amounts will not be paid even if the performance goals are achieved.

Mr. Kopko is also entitled to benefits, including stock options and payment of taxes on his behalf based on imputed income. If the Company breaches its duty under the Employment Agreement, if Mr. Kopko determines in good faith that his status with the Company has been reduced, or if, after a change in control of the Company, Mr. Kopko determines in good faith that the financial prospects of the Company have significantly declined, Mr. Kopko may terminate his employment and receive all salary and bonus owed to him at that time, pro rated, plus three times the highest annual salary and bonus paid to him in the three years immediately preceding the termination.

The Company and General Electric Capital Corporation (“GECC”) on March 28, 2003, entered into a third amendment and waiver of its credit facility dated September 28, 2001 (the “GE Third Amendment”), whereby, among other things, certain scheduled amortization payments were waived and certain covenants were modified. Additionally, the GE Third Amendment provides that certain compensation payments to senior executive officers may only be paid in the form of non-cash consideration. During 2003, the CEO elected to receive shares of the Company’s restricted stock in lieu of $510,000 bonus payments owed him in cash for the nine-month period ended September 30, 2003. The Company granted 1,073,400 shares of restricted stock to him under the 2003 Stock Incentive Plan. The stock is restricted for three years, subject to forfeiture or acceleration of vesting upon certain events.

In April 2005, the Company entered into a three-year employment agreement with Thomas J. Considine, Jr. at an annual salary of $235,000. Mr. Considine’s employment agreement is terminable by either party with four months prior notice. Mr. Considine received an immediate bonus of $75,000 at the commencement date of his contract. In addition, Mr. Considine is eligible for bonuses of up to $100,000 ($50,000 is guaranteed for 2005), based on the achievement of mutually agreed upon goals and objectives (as defined) and other factors. The employment agreement provides that if Mr. Considine’s employment is terminated other than for cause, he will be entitled to up to one year’s base salary or a lesser amount based on his remaining contract term. The agreement provides that Mr. Considine will not compete with the Company for a period of one year after termination of employment.

In July 2001, the Company entered into an employment agreement with James Beckley. Mr. Beckley’s employment agreement is terminable by either party with four months prior notice. Mr. Beckley is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors. The employment agreement provides that if Mr. Beckley’s employment is terminated other than for cause, he will be entitled to four months salary. The agreement provides that Mr. Beckley will not compete with the Company for a period of one year after termination of employment.

In July 2001, the Company entered into an employment agreement with Ivan Estes. Mr. Estes’ employment agreement is terminable by either party with four months prior notice. Mr. Estes is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors. The employment agreement provides that if Mr. Estes’ employment is terminated other than for cause, he will be entitled to four months salary. The agreement provides that Mr. Estes will not compete with the Company for a period of one year after termination of employment.

Stock Options Grants in Fiscal Year 2004

This table shows stock options grants during 2004 to the Named Executive Officers. No stock appreciation rights have been granted to the Named Executive Officers.

OPTIONS GRANTED IN 2004

Name of Individual	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date[1]	Grant Date Present Value[2]
Edward M. Kopko	250,000	[3]	57.7%	$1.85	October 14, 2014	$270,907
James Beckley	15,000	[4]	3.5%	1.50	February 9, 2014	13,176
Ivan Estes	10,000	[5]	2.3%	1.50	February 9, 2014	8,784
Craig S. Tireman	25,000	[6]	5.8%	2.28	May 25, 2014	33,624

[1]	These options could expire earlier in certain situations such as an individual’s termination of employment with the Company.

[2]	The estimated fair value of stock options is measured at the grant date using the Black-Scholes option pricing model based on the following assumptions: expected stock price volatility of 83.8% based on the average monthly closing price of the Company’s common stock for 2004; expected term to exercise of approximately 5.93 years; and interest t-rates equal to the U.S. Treasury Note rates at the date of grant (4.08% for options granted on February 9, 2004, 4.72% for options granted on May 25, 2004, 4.13% for options granted on October 14, 2004 ). The actual value, if any, an individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized will be at or near the value estimated above.

[3]	Consists of options granted under the 2002 Stock Incentive Plan on October 14, 2004, of which 83,333 are exercisable on each of April 14, 2005 and 2006 and 83,334 are exercisable on April 14, 2007.

[4]	Consists of options granted under the 2002 Stock Incentive Plan on February 9, 2004, of which 5,000 are exercisable on each of February 9, 2005, 2006 and 2007.

[5]	Consists of options granted under the 2002 Stock Incentive Plan on February 9, 2004, of which 3,333 are exercisable on each of February 9, 2005 and 2006 and 3,334 are exercisable on February 9, 2007.

[6]	Consists of options granted under the 2002 Stock Incentive Plan on May 25, 2004, of which 8,333 are exercisable on each of May 25, 2005 and 2006 and 8,334 are exercisable on May 25, 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

No options were exercised by the Named Executives Officers in fiscal year 2004. This table shows information regarding the number and value of options held at year-end by the Named Executives Officers.

2004 YEAR-END OPTION VALUES

Name of Individual	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2004 Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 2004 Year-End Exercisable/ Unexercisable
Edward M. Kopko	0	$0	307,8781/270,889	$349,837/5937,054
James Beckley	0	$0	40,1662/28,334	$85,598/$100,252
Ivan Estes	0	$0	45,1663/23,334	$85,598/$81,102
Craig S. Tireman	0	$0	15,3344/31,666	$42,802 / $97,648

[1]	Consists of: (1) currently exercisable non-qualified stock options to purchase 26,100 shares, granted in 1986 and 1987 at an option price of $6.68 per share; (2) currently exercisable options to purchase 90,000 shares under the 1992 Incentive Stock Option Plan, granted on August 2, 1993, at an exercise price of $2.93 per share; (3) currently exercisable options to purchase 150,000 shares under the 1992 Non-Qualified Plan, granted on December 1, 1999, at an exercise price of $8.00 per share; (4) options to purchase 62,667 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the exercise price of $2.12 per share, of which 20,889 became exercisable on each of March 1, 2003 and 2004 and 20,889 will become exercisable on March 1, 2005; and (5) options to purchase 250,000 shares under the 2002 Stock Incentive Plan granted of October 14, 2004, at the exercise price of $1.85 per share, of which 83,333 are exercisable on each of April 14, 2005 and 2006 and 83,334 are exercisable on April 14, 2007.

[2]	Consists of: (1) currently exercisable incentive stock options to purchase 3,000 shares, granted in December 1996 at an exercise price of $6.42 per share; (2) currently exercisable incentive stock options to purchase 3,375 shares granted in December 1997 at an exercise price of $ 11.25 per share; (3) currently exercisable incentive stock options to purchase 3,375 shares granted in April 1999 at an exercise price of $13.00 per share; (4) currently exercisable incentive stock options to purchase 3,750 shares granted in February 2000 at an exercise price of $9.69 per share; (5) options to purchase 40,000 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the exercise price of $2.12 per share, of which 13,333 became exercisable on each March 1, 2003 and 2004 and 13,334 will become exercisable on March 1, 2005; and (6) options to purchase 15,000 shares under the 2002 Stock Incentive Plan granted on February 9, 2004 at $1.50 per share, of which 5,000 are exercisable on each of February 9, 2005, 2006 and 2007.

[3]	Consists of: (1) currently exercisable incentive stock options to purchase 4,500 shares, granted in December 1996 at an exercise price of $6.42 per share; (2) currently exercisable incentive stock options to purchase 4,500 shares granted in December 1997 at an exercise price of $11.25 per share; (3) currently exercisable incentive stock options to purchase 4,500 shares granted in April 1999 at an exercise price of $13.00 per share; (4) currently exercisable incentive stock options to purchase 5,000 shares granted in February 2000 at an exercise price of $9.69 per share; (5) options to purchase 40,000 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the exercise price of $2.12 per share, of which 13,333 became exercisable on each March 1, 2003 and 2004 and 13,334 will become exercisable on March 1, 2005; and (6) options to purchase 10,000 shares under the 2002 Stock Incentive Plan granted on February 9, 2004 at $1.50 per share, of which 3,333 are exercisable on each of February 9, 2005 and 2006 and 3,334 are exercisable on February 9, 2007.

[4]	Consists of: (1) currently exercisable incentive stock options to purchase 2,000 shares, granted on May 11, 2000 at an exercise price of $8.00 per share; (2) options to purchase 20,000 shares under the 1992 Incentive Stock Option Plan granted on March 1, 2002, at the exercise price of $2.12 per share, of which 6,667 became exercisable on each March 1, 2003 and 2004 and 6,666 will become exercisable on each of March 1, 2005; and (3) options to purchase. 25,000 shares, granted under the 2002 Stock Incentive Plan on May 25, 2004, of which 8,333 are exercisable on each of May 25, 2005 and 2006 and 8,334 are exercisable on May 25, 2007

RETIREMENT PLANS

Staff employees of the Company, including the executive officers referred to in the Summary Compensation Table, are entitled to participate in the Butler Service Group, Inc. Defined Benefit Plan (the “Plan”), which is a non-contributory, defined benefit retirement plan. The Defined Benefit Plan was frozen as of December 31, 1996. Retirement benefits are computed on the basis of a specified percentage of the average monthly base compensation (during any 60 consecutive months of an employee’s final 120 months of employment which results in the highest average) multiplied by the employee’s years of credited service. The Plan provides for several optional forms of benefit payment including a straight life annuity, a 50% joint and survivor annuity, a period certain annuity, and a lump sum. Retirement benefits are in addition to benefits payable from Social Security. Normal retirement age is 65, although benefits may begin as early as age 55 with ten years of service. A pension benefit is vested after five years of service.

As of December 31, 1996, the Named Executive Officers had the following years of credited service for retirement compensation purposes: Mr. Kopko—11, Mr. Beckley—6, Mr. Estes—6, and Mr. Tireman—14. The following table shows the estimated annual retirement benefits payable assuming that retirement occurs at age 65.

PENSION PLAN TABLE

Average Annual Earnings for the Highest Consecutive 60 Months of the Last 120 Months Prior to 1/1/97	Years of Service
	10	15	20	25
$100,000	$11,532	$17,298	$23,064	$28,830
$150,000*	$17,532	$26,298	$35,064	$43,830

*	Salary limited by terms of Plan and the law to $160,000 as of January 1, 1997. For Mr. Kopko, the compensation used for service prior to 1994 is $235,840.

The above pensions are offset by pension equivalents from two other plans: (1) The Company sponsored Employee Stock Ownership Plan (“ESOP”); and (2) Pensions purchased from Nationwide Insurance Company due to termination of predecessor plan. The ESOP has approximately 39,000 shares of the Company’s stock. The shares of stock were allocated to employees over seven years beginning in 1987 and ending in 1993.

The Company established a 401(k) savings plan (“401(k) Plan”) for all employees. The 401(k) Plan is designed to provide an incentive for employees of the Company, including the Named Executive Officers, to save regularly through payroll deductions. The Company may make matching contributions or other additional discretionary contributions to the 401(k) Plan in amounts determined by the Employee Benefits Administrative Committee. As of September 1, 2002, the Company suspended its matching program. On January 1, 2005, the matching program was reinstated.

The Company also maintains a supplemental executive retirement plan (“SERP”) for certain key employees, including the Named Executive Officers. The SERP allows participants to defer, on a pre-tax basis, a portion of their salary and bonus and accumulate tax-deferred earnings, plus investment earnings on the deferred balances, as a retirement fund. Participants do not receive a Company match on any of these deferrals. All employee deferrals vest immediately.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock for the last five years with the cumulative total return of the NASDAQ Market Index and a self-constructed peer group of companies. The peer group companies are CDI Corporation, Comforce Corporation, Computer Horizons Corporation, Dycom Industries, Inc., Keane, Inc., Kelly Services, Inc., Mastec, Inc., Quanta Services, Inc., RCM Technologies, Inc., and SOS Staffing Services, Inc. The results are based on an assumed $100 invested on December 31, 1999 and the reinvestment of dividends.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG BUTLER INTERNATIONAL, INC.,

NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DECEMBER 31, 1999

ASSUMES DIVIDEND REINVESTED THROUGH

FISCAL YEAR ENDING DECEMBER 31, 2004

CERTAIN TRANSACTIONS

Under various approved stockholder option plans and stock purchase agreements, certain directors, former directors and officers have executed non-recourse, non-interest bearing notes to the Company to purchase common stock. The shares of the stock purchased by such individuals in connection with the loans collateralize the loans and each individual has entered into a pledge agreement and has executed a secured non-recourse promissory note. The loans are payable on the later of the specific date set forth in such promissory notes or the date when the officer fails to remain continuously employed by the Company. In addition, directors and former directors with outstanding loans to the Company shall, subject to certain limitations, repay certain outstanding loans through cash payment or tender to the Company of shares of stock of the Company, provided that the closing price of the Company’s common stock reaches or exceeds $10.00 per share, averages $10.00 per share over a period of thirty consecutive days, and does not fall below such $10.00 per share purchase price prior to repayment. In 2004, one loan to a former officer for approximately $37,000 was forgiven in exchange for the shares held as collateral. These shares were subsequently retired. One former director loan totaling $54,000 was repaid during 2004. The outstanding aggregate balance of these loans at December 31, 2004 and 2003 was $4,943,000 and $5,034,000, respectively, and is classified as a reduction in stockholders’ equity on the consolidated balance sheet. Additionally, in 1999, the Company provided Mr. Kopko with a non-interest bearing loan in the amount of $822,441 to enable him to meet his tax obligation on options exercised in that year. The full principal amount of this loan is currently outstanding and is classified as a reduction in stockholders’ equity on the consolidated balance sheet. The loans to these executives and directors were made prior to the effective date of the prohibition of loans to directors and executive officers under the Sarbanes-Oxley Act of 2002, and are grandfathered under such Act.

Also, the Company has advanced amounts to Mr. Kopko against his future bonuses. The outstanding aggregate balance of the advances to Mr. Kopko on December 31, 2004 was $665,295 and the largest aggregate amount of advances outstanding during 2004 was $696,634. In 2003, the Company and Mr. Kopko agreed on a repayment plan whereby certain bonus amounts due him will be used to pay down his outstanding advance balance. In April 2005, a bonus in the amount of $30,730 was applied against his advances.

The Company employs Mr. Comeau’s son whose compensation exceeds $60,000 annually.

One member of the Company’s current Board of Directors, Mr. McBreen, is a partner in the Company’s outside legal counsel, McBreen & Kopko. Frederick H. Kopko, Jr., who is a partner at McBreen & Kopko and is a former director of the Company, is the brother of Mr. Edward M. Kopko. During 2004, the Company incurred approximately $673,000 in fees and expenses to McBreen & Kopko.

Since 1994, the Company has provided payroll and administrative services to Chief Executive Magazine, Inc. (“Chief Executive”). During 2001, Mr. Kopko became the chairman of the board of directors and chief executive officer of Chief Executive. Mr. Kopko holds a minority ownership share in Chief Executive Group, L.P. (“CE Group”), the limited partnership that owns the magazine. Total charges for payroll and administrative services provided to Chief Executive were approximately $3.6 million, $3.8 million, and $5.1 million in 2004, 2003 and 2002, respectively. Total cash received from Chief Executive was $2.5 million, $2.2 million and $3.9 million in 2004, 2003 and 2002, respectively. At December 31, 2004 and 2003, trade receivables from Chief Executive of approximately $8.6 million and $7.5 million, respectively, are included in accounts receivable net of allowance for doubtful accounts of approximately $5.4 million and $5.3 million, respectively and the note receivable from Chief Executive of approximately $1.3 million and $1.2 million, respectively, is included in other assets net of allowance for doubtful notes of approximately $0.4 million and $0.3 million, respectively. The note bears interest at three hundred basis points above the prime rate (8.0% at December 31, 2004) and included accrued interest of approximately $91,000 and $84,000 at December 31, 2004 and 2003, respectively. In 2004, 2003 and 2002, due to the deterioration of the financial condition of Chief Executive, the Company increased its allowance for doubtful accounts and notes by $0.1 million, $1.8 million and $3.6 million, respectively, to cover its estimated losses resulting from Chief Executive’s inability to make required payments. In 2004, as a result of the pending foreclosure, the Company has included all of the receivables from Chief Executive and related allowances in other assets.

The Company has a first secured position in the assets of Chief Executive. In March 2004, the Company’s Board of Directors approved assuming full ownership of Chief Executive’s assets. It is anticipated that ownership will be achieved through a non-judicial proceeding to transfer all of the assets and certain liabilities of Chief Executive. The Company notified CE Group of its intent to initiate legal proceedings to foreclose on all of Chief Executive’s property and assets due to Chief Executive’s inability to repay its obligations to the Company. Negotiations for the non-judicial transfer to the Company of all the assets and certain liabilities of Chief Executive are substantially completed. The Company expects the transfer of Chief Executive’s assets to occur in the last quarter of 2005.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE 2003 STOCK INCENTIVE PLAN

At the Annual Meeting, the Company will ask its stockholders to approve amendments to the Butler International, Inc. 2003 Stock Incentive Plan (the “2003 Plan”). The Board adopted the amendments to the 2003 Plan, subject to stockholder approval, on November 11, 2005. A summary description of the 2003 Plan, as amended, is set forth below. The amendments, among other things, are designed to enable the 2003 Plan to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve the Company’s ability to take compensation expense deductions in connection with the exercise of options and stock appreciation rights and the grant or vesting of performance-based restricted stock under the 2003 Plan in certain circumstances. The text of the 2003 Plan, as amended, is set forth in Exhibit A to this Proxy Statement.

Summary Description of the 2003 Plan

Purpose of the 2003 Plan and Effect on Prior Plans. The 2003 Plan allows the Company to grant to participants stock options to purchase shares of its Common Stock, stock appreciation rights and restricted stock. The primary purpose of the 2003 Plan is to permit the Company’s executive officers, and, with the consent of the Committee, other employees, to elect, on a quarterly basis and at their option, to receive restricted Common Stock in lieu of salary or cash bonus payments otherwise payable by the Company to such employees. In such event, in order to account for the non-transferability of any restricted stock grant hereunder, the Committee will discount the value of the restricted shares by 33 1/3% from the market price of unrestricted shares of common stock, so that the number of restricted shares to be awarded shall equal the amount of any foregone cash compensation divided by two-thirds of the then current market value of unrestricted shares of Butler Common Stock.

The 2003 Plan also enables the Company to offer participants an opportunity to acquire an equity interest in the Company. The Company believes that this improves its ability to attract, retain and reward employees, directors and other persons providing services to it. It also strengthens the mutuality of interests between 2003 Plan participants and its stockholders by providing those participants with a proprietary interest in its long-term growth and financial success. From and after the effective date of the 2003 Plan, no awards shall be granted under the Company’s other stock option and stock bonus plans, except for the 2002 Stock Incentive Plan, as amended (see proposal no. 3) (“2002 Plan”), which will remain in full force and effect.

Under the 2003 Plan, awards of options, stock appreciation rights, or restricted stock (“qualified performance-based awards”) may be granted, which are intended to qualify any compensation resulting from such awards as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code

generally disallows a public company’s tax deduction in excess of $1 million for compensation paid in any year to designated executives, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility and Participation. Generally, all employees, directors, and other persons providing bona fide services to the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2003 Plan. Subject to the adjustments described below, the Company may not issue awards for more than 1,200,000 shares of common stock to any single participant during any calendar year. Currently, the Company has approximately 3,100 full-time employees. No benefits were awarded under the 2003 Plan during the fiscal year ending December 31, 2004 to any officers or employees of the Company. The Company has not determined the number of persons who will be eligible to participate in the 2003 Plan following this stockholder meeting. In addition, the Company has not determined the individuals who will receive awards, the awards that the Company will grant to any individual or group of individuals, or the additional amounts to be payable with respect to awards.

Administration of the 2003 Plan. The plan is administered by the Compensation Committee (the “Committee”). The Committee has the authority to interpret the 2003 Plan and to adopt rules and procedures relating to the administration of the 2003 Plan.

Shares Subject to the 2003 Plan. Subject to adjustments to reflect certain corporate events that are described below, the Company may grant awards with respect to a maximum number of 5,000,000 shares of its Common Stock under the 2003 Plan. The Company may not increase this maximum number of shares without the approval of its stockholders. The Company will issue the shares of Common Stock under the 2003 Plan directly from its authorized but unissued shares of Common Stock.

Options. Options granted under the 2003 Plan may be either incentive stock options (“ ISOs”) or nonqualified stock options (“NQSOs”). The maximum number of shares available under the 2003 Plan are all available for ISO grants. The Committee will determine the terms and conditions of each option and include them in a written agreement between the individual and the Company. The terms of each option will set forth:

•	the per share exercise price of the option, which must be at least equal to 100% of the fair market value of the Company’s common stock on the date of the grant;

•	the termination date of the option, which will not be later than ten years after the date of grant; and

•	the effect on the option of the termination of the participant’s employment.

Each option will also contain other terms and conditions that the Committee may establish. The last sale price for its Common Stock as reported on the NASDAQ on November 16, 2005 was $3.07 per share. Except as otherwise provided by the administrator of the 2003 Plan with respect to any award, awards are not transferable during the individual’s lifetime.

To the extent an option is intended to qualify as an ISO, the option is required to have terms and conditions consistent with the requirements for that treatment under the Internal Revenue Code. ISOs are subject to the following special restrictions:

•	ISOs may only be granted to the Company’s, or its subsidiaries’, employees;

•	the exercise price for an ISO must be at least equal to 100%, or 110% in the case of stockholders holding more than 10% of the total combined voting power of all classes of its stock, of the fair market value of its Common Stock, determined on the date of the grant;

•	the aggregate fair market value of the shares of Common Stock issuable upon exercise of all ISOs granted to a participant, determined at the time each ISO is granted, that become exercisable for the first time during a calendar year cannot exceed $100,000; and

•	ISOs must terminate no later than the first to occur of:

•	ten years, or five years for stockholders holding more than 10% of the total combined voting power of all classes of its stock, from the date of grant; and

•	three months following the termination of the participant’s employment, unless the termination is the result of the participant’s death or disability or if the participant dies during the three month period following the termination, in which case other rules apply.

If the Company enters into an agreement to dispose of all or substantially all of its assets or stock by means of a sale, merger or other reorganization, liquidation, or otherwise, all outstanding options and stock appreciation rights shall become immediately exercisable with respect to the full number of shares of Common Stock subject to the options or stock appreciation rights, and all shares of restricted stock shall immediately vest, during the period commencing as of the date of the agreement to dispose of all or substantially all of its assets or stock and ending when the disposition of assets or stock contemplated by that agreement is consummated or the options, restricted stock, or stock appreciation rights are otherwise terminated in accordance with their provisions; provided that no option, share of restricted stock, or stock appreciation right shall be immediately exercisable or vest on account of any agreement of merger or other reorganization where the Company’s stockholders immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement is not consummated, but rather is terminated, canceled or expires, the options, shares of restricted stock, and stock appreciation rights shall thereafter be treated as if that agreement had never been entered into.

Reload Options. Reload options may be issued under the 2003 Plan in addition to an option grant under the 2003 Plan. The Committee may authorize reload options to purchase the number of shares of Common Stock used to exercise the underlying option. Each notice evidencing the grant of an option shall state whether the Committee has authorized reload options with respect to the underlying option grant. The option price per share of the Common Stock deliverable upon exercise of the reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option. Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining term of the underlying option.

Restricted Stock Grants. Shares of Restricted Common Stock may be issued under the 2003 Plan either alone or in addition to other awards granted under the 2003 Plan. The Committee will determine the terms and conditions of each stock grant and include them in a written agreement between the individual and the Company. Recipients of restricted stock grants may not be required to pay for the acquisition of Common Stock but will be subject to tax consequences and resale restrictions. Recipients of restricted stock grants may have all of the rights of its stockholders, including the right to vote the shares subject to the restricted stock grant and to receive any dividends with respect to the stock grant, or the recipient’s rights may be restricted. If an employee terminates employment during a restriction period that the Committee may establish, any shares received pursuant to a stock grant may be forfeited. The grant or vesting of awards of restricted stock may or may not be performance-based.

Performance Goals. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Code Section 162(m) requires, among other things, that performance awards be based upon objective performance measures and that the performance objectives be set forth in writing while the outcome of the performance goals is substantially uncertain in accordance with Section 162(m) and in any event no later than 90 days after the period of performance begins and before 25% of the performance period has elapsed. In addition, the Committee must certify, prior to payment, that the performance goals have been met. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A-l to the 2003 Plan, included in Exhibit A hereto (the “Performance Goals”). The Committee may, with respect to the performance criteria set forth in Exhibit A, (i) designate additional performance criteria on which the performance goals may be based, although such designation may make the award not “performance-based” under Section 162(m), (ii) adjust, modify or amend the current performance criteria or (iii) add performance criteria to grants of restricted stock that do not currently have performance goals. Unless otherwise determined by the Committee on the date of grant, all outstanding Restricted Stock will vest upon a change in control.

Stock Appreciation Rights. Stock appreciation rights (“SARs”), may be issued under the 2003 Plan either alone or in addition to other awards granted under the 2003 Plan. The Committee will determine the terms and conditions of each SAR grant and include them in a written agreement between the individual and the Company. Upon the exercise of a SAR, the recipient shall be entitled to receive the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. The exercise price per share of a SAR shall be the fair market value of a share of Common Stock on the date of grant.

Modification of Awards. The Committee has the authority to modify any outstanding award as the Committee considers appropriate, including the authority to accelerate the right to exercise any option, and extend or renew any option. However, the Committee may not modify any award in a manner adverse to the participant holding that award without that participant’s consent. Furthermore, the Committee may not reduce the exercise price of any outstanding option without first obtaining the approval of its stockholders.

Adjustments. In connection with certain types of corporate events like stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations and spin-offs, the Committee may make appropriate and equitable adjustments to:

•	the aggregate number and kind of shares for which the Committee can grant awards under the 2003 Plan;

•	the maximum number of shares that may be granted to any one individual under the 2003 Plan;

•	the number and kind of shares covered by outstanding awards; and

•	the per share exercise price of outstanding options.

Tax Matters. The Company is authorized to withhold from the compensation of the participants amounts necessary to satisfy the tax withholding obligations arising from the 2003 Plan. If the Committee intends any award to qualify as “qualified performance-based compensation,” as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code, the Committee intends to grant the award in a manner and subject to terms and conditions required for the award to so qualify. However, performance criteria may also be subsequently added to grants of restricted stock that do not have performance goals.

Compliance with Securities Laws. The Company is not obligated to issue any Common Stock under the 2003 Plan if the Company determines that the issuance would violate applicable state or federal securities laws.

Termination or Amendment of the 2003 Plan. The 2003 Plan will terminate on July 14, 2013. The Company cannot grant awards under the 2003 Plan after its termination date. Termination of the 2003 Plan will not affect the rights of any participant with respect to any award outstanding as of the time of the termination. The Company’s Board of Directors may also amend or terminate the 2003 Plan at any time. However, no amendment may adversely affect the rights of any participant with respect to any outstanding award without the participant’s consent.

Federal Income Tax Consequences of the 2003 Plan

The following discussion is a general summary of the principal United States federal income tax consequences under current law relating to awards under the 2003 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The Company encourages participants to consult their own tax advisors with respect to the tax consequences of their participation in the 2003 Plan.

Incentive Stock Options. A participant will not recognize taxable income upon the grant or the exercise of an ISO, and the Company is not entitled to an income tax deduction as the result of the grant or exercise of an ISO. Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of an ISO will be a capital gain or loss if the sale is made after the later of:

•	two years from the date of grant of the ISO; or

•	one year from the date of exercise of the ISO.

The amount by which the fair market value, determined on the date of exercise, of the shares of Common Stock purchased upon exercise of an ISO exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the ISO is exercised.

If a participant sells Common Stock acquired upon the exercise of an ISO prior to the expiration of both of these periods, the sale will be a “disqualifying disposition” under the federal tax laws. The participant will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise minus the option price or (2) the amount realized on disposition minus the option price. The Company will be entitled to an income tax deduction equal to the amount taxable as ordinary income to the participant. Any additional gain recognized by the participant upon the disqualifying disposition will be taxable as capital gain.

Nonqualified Stock Options. A participant will not recognize taxable income on the grant of an NQSO, and the Company is not entitled to an income tax deduction as the result of the grant of an NQSO. However, upon the exercise of an NQSO, the participant generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price.

Upon the sale of shares of Common Stock acquired upon the exercise of an NQSO, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise.

Payment of Option Price with Shares of Common Stock. To the extent a participant pays all or part of the exercise price of an option by tendering shares of its Common Stock owned by the participant, the tax consequences described above with respect to ISOs or NQSOs, as the case may be, generally would apply. However, the number of shares received upon exercise of the option that is equal to the number of shares surrendered in payment of the aggregate exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized plus any cash paid on such exercise and a holding period which commences on the date of exercise.

If a participant exercises an option by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the participant may recognize ordinary income at that time.

Stock Appreciation Rights. Generally: (a) the recipient will not realize income upon the grant of a SAR; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, or a combination of cash and shares are delivered to the recipient upon exercise of a SAR; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of exercise. The federal income tax consequence of a disposition of shares received by the recipient upon exercise of a SAR is the same as a disposition of shares received as a stock grant as described below.

Stock Grants. Generally, at the time of a stock grant, the participant will recognize taxable ordinary income in the amount by which the fair market value of the shares awarded to the participant at the time of the stock grant exceeds the amount, if any, paid by the participant for the shares.

However, if the shares of Common Stock awarded to a participant as a stock grant are restricted as to transferability and subject to a substantial risk of forfeiture (e.g., unvested shares that are subject to forfeiture by the participant or repurchase by the Company for less than fair market value in the event of the participant’s termination of service prior to vesting in those shares), then the participant will not recognize any taxable income at the time of the stock grant but will have to report as ordinary income, generally as and when the shares vest (e.g., when the risk of forfeiture lapses), an amount equal to the excess of (a) the fair market value of the shares on the date of vesting over (b) the amount, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the stock grant an amount equal to the excess of (a) the fair market value of the shares on the date of grant over (b) the amount, if any, paid for the shares. In order to make a Section 83(b) election with respect to shares received upon a stock grant, a notice of election which meets the requirements of the Treasury Regulations must be made and filed with the Internal Revenue Service within 30 days of the stock grant. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the stock vests.

Subject to the Section 162(m) limitations discussed below, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant with respect to the stock grant. The deduction, will in general, be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon the subsequent disposition of shares of stock which were acquired as a stock grant, provided that such shares are vested at the time of disposition or, if such shares are unvested, a timely Section 83(b) election was made for such shares, the participant will generally recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the participant’s tax basis in the shares (generally, the sum of the amount paid, if any, by the participant for such shares and the amount of ordinary income previously recognized by the participant with respect to such shares, as described above). However, if shares of its stock are vested at the time of disposition and no Section 83(b) election was made for such shares, then the participant will recognize ordinary income in the amount equal to the difference between the proceeds received from the disposition and the participant’s tax basis in such shares (i.e., the amount paid, if any, by the participant for such shares).

If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the stock. The participant’s holding period of shares received as a stock grant will begin on the day following the date of the stock grant except where the stock is, at the time of the stock grant, unvested and no Section 83(b) election is made, in which case the participant’s holding period with respect to such shares will begin on the day following the day on which the shares vest.

Capital Gains and Ordinary Income Tax. Long term capital gains are currently (post May 5, 2003) taxed at a maximum federal rate of 15%. Short term capital gains and ordinary income are taxed at the same marginal federal rates, currently up to 35%.

Acceleration of Stock Options and Stock Appreciation Rights and Vesting of Restricted Stock Upon a Transfer of Control. Upon a change in control of the Company or a transfer of a substantial portion of its assets, the exercisability of stock options and stock appreciation rights and vesting of restricted stock held by certain of its employees, generally officers, stockholders and highly compensated employees, will be accelerated. The acceleration of exercisability may be determined to be, in whole or in part, a “parachute payment” for federal income tax purposes. If the present value of all of a participant’s parachute payments equals or exceeds three times the participant’s average compensation for the past five years, the participant will be subject to a 20% excise tax on the amount of the parachute payment which is in excess of the greater of:

•	the average compensation of the participant for the past five years; or

•	an amount which the participant establishes as reasonable compensation.

In addition, the Company will not be allowed to deduct any excess parachute payments.

Section 162(m) Limitation. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $ 1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” including plans providing for stock options and stock appreciation rights having an exercise price of not less than 100% of the stock’s fair market value (determined at the time the options or stock appreciation rights are granted), and plans providing for stock grants which establish specific performance goals, which are administered by a committee composed exclusively of “outside” directors, and are disclosed to and approved by its stockholders. The Committee intends to administer the 2003 Plan so that compensation resulting from stock grants, stock options and stock appreciation rights will be “qualified performance-based compensation,” as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code, and not deferred compensation for purposes of Section 409A of the Internal Revenue Code. The Committee, however, has the discretion to make such stock grants, options and awards with terms that will result in the options and awards not constituting performance-based compensation.

Applicability of ERISA

The 2003 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and it is not a tax-qualified retirement plan under Section 401 (a) of the Internal Revenue Code.

New Plan Benefits

No benefits were awarded under the 2003 Plan during the fiscal year ending December 31, 2004 to any officer or employee of the Company.

The adoption of the proposed amendments to the 2003 Stock Incentive Plan requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company’s 7% Series B Cumulative Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Under Securities and Exchange Commission regulations regarding stockholder approval of stock option plans, shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

The Board of Directors unanimously recommends a vote FOR the Amendments to the Company’s 2003 Stock Incentive Plan.

PROPOSAL 3: APPROVAL OF AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN

At the Annual Meeting, the Company will ask its stockholders to approve the amendments to the Butler International, Inc. 2002 Stock Incentive Plan (the “2002 Plan”). The board adopted the amendments to the 2002 Plan, subject to stockholder approval, on November 11, 2005. A summary description of the 2002 Plan, as amended, is set forth below. The amendments, among other things, are designed to enable the 2002 Plan to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve the Company’s ability to take compensation expense deductions in connection with the exercise of options and stock appreciation rights and the grant or vesting of performance-based restricted stock. This summary description is incomplete and the Company encourages you to read the full text of the 2002 Plan, as amended, which is included with this Proxy Statement as Exhibit B.

Summary Description of the 2002 Plan

Purpose of the 2002 Plan and Effect on Prior Plans. The 2002 Plan allows the Company to grant to participants stock options to purchase shares of its Common Stock, stock appreciation rights and restricted stock. The 2002 Plan also permits the Company’s executive officers, and, with the consent of the Committee, other employees, to elect, on a quarterly basis and at their option, to receive restricted Common Stock in lieu of salary or cash bonus payments otherwise payable by the Company to such executive officers and employees. In such event, in order to account for the non-transferability of any restricted stock grant hereunder, the Committee will discount the value of the restricted shares by 33 1/3% from the market price of unrestricted shares of common stock, so that the number of restricted shares to be awarded shall equal the amount of any foregone cash compensation divided by two-thirds of the then current market value of unrestricted shares of Butler Common Stock.

The 2002 Plan also enables the Company to offer participants an opportunity to acquire an equity interest in the Company. The Company believes that this improves its ability to attract, retain and reward employees, directors and other persons providing services to it. It also strengthens the mutuality of interests between 2002 Plan participants and its stockholders by providing those participants with a proprietary interest in its long-term growth and financial success. From and after the effective date of the 2002 Plan, no awards shall be granted under the Company’s other stock option and stock bonus plans, except for the 2003 Stock Incentive Plan (“2003 Plan”), which will remain in full force and effect.

Under the 2002 Plan, awards of options, stock appreciation rights, or restricted stock (“qualified performance-based awards”) may be granted, which are intended to qualify any compensation resulting from such awards as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction in excess of $1 million for compensation paid in any year to designated executives, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility and Participation. Generally, all employees, directors, and other persons providing bona fide services to the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2002 Plan. Subject to the adjustments described below, the Company may not issue more than 200,000 shares of Common Stock pursuant to awards granted to any single participant during any calendar year. Currently, the Company has approximately 3,100 full-time employees. Options to purchase 307,500 shares were awarded under the 2002 Plan during the fiscal year ending December 31, 2004. The Company has not, however, determined the additional number of persons who will be eligible to participate in the 2002 Plan at this time. In addition, the Company has not determined the additional individuals who will receive awards, the additional awards that will be granted to any individual or group of individuals, or the amounts to be payable with respect to awards.

Administration of the 2002 Plan. The Plan is administered by the Compensation Committee (the “Committee”). The Committee has the authority to interpret the 2002 Plan and to adopt rules and procedures relating to the administration of the 2002 Plan.

Shares Subject to the 2002 Plan. Subject to adjustments to reflect certain corporate events that are described below, the Company may grant awards with respect to a maximum number of 1,500,000 shares of the Company’s Common Stock under the 2002 Plan. The Company may not increase this maximum number of shares without the approval of its stockholders. The Company will issue the shares of Common Stock to be issued under the 2002 Plan directly from its authorized but unissued shares of Common Stock.

Options. Options granted under the 2002 Plan may be either incentive stock options, or ISOs, or nonqualified stock options, or NQSOs. The maximum number of shares available under the 2002 Plan are all available for ISO grants. The Committee will determine the terms and conditions of each option and include them in a written agreement between the individual and the Company. The terms of each option will set forth:

•	the per share exercise price of the option which must be at least equal to 100% of the fair market value of the Company’s common stock on the date of grant;

•	the termination date of the option, which will not be later than ten years after the date of grant; and

•	the effect on the option of the termination of the participant’s employment.

Each option will also contain other terms and conditions that the Committee may establish. The last sale price for the Company’s Common Stock as reported on the NASDAQ on November 16, 2005 was $3.07 per share. Except as otherwise provided by the administrator of the 2002 Plan with respect to any award, awards are not transferable during the individual’s lifetime.

To the extent an option is intended to qualify as an ISO, the option is required to have terms and conditions consistent with the requirements for that treatment under the Internal Revenue Code. ISOs are subject to the following special restrictions:

•	ISOs may only be granted to the Company’s, or the Company’s subsidiaries’, employees;

•	the exercise price for an ISO must be at least equal to 100%, or 110% in the case of stockholders holding more than 10% of the total combined voting power of all classes of the Company’s stock, of the fair market value of Common Stock, determined on the date of the grant;

•	the aggregate fair market value of the shares of Common Stock issuable upon exercise of all ISOs granted to a participant, determined at the time each ISO is granted, that become exercisable for the first time during a calendar year cannot exceed $100,000; and

•	ISOs must terminate no later than the first to occur of:

1.	ten years, or five years for stockholders holding more than 10% of the total combined voting power of all classes of the Company’s stock, from the date of grant; and

2.	three months following the termination of the participant’s employment, unless the termination is the result of the participant’s death or disability or if the participant dies during the three month period following the termination, in which case other rules apply.

If the Company enters into an agreement to dispose of all or substantially all of its assets or stock by means of a sale, merger or other reorganization, liquidation, or otherwise, all outstanding options and stock appreciation rights shall become immediately exercisable with respect to the full number of shares of Common Stock subject to the options or stock appreciation rights, and all shares of restricted stock shall immediately vest, during the period commencing as of the date of the agreement to dispose of all or substantially all of the Company’s assets or stock and ending when the disposition of assets or stock contemplated by that agreement is consummated or the options, stock appreciation rights, or restricted stock are otherwise terminated in accordance with their provisions; provided that no option, share of restricted stock, or stock appreciation rights shall be immediately exercisable or vest on account of any agreement of merger or other reorganization where the Company’s stockholders immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement is not consummated, but rather is terminated, canceled or expires, the options, shares of restricted stock, and stock appreciation rights shall thereafter be treated as if that agreement had never been entered into.

Reload Options. Reload options may be issued under the 2002 Plan in addition to an option grant under the 2002 Plan. The Committee may authorize reload options to purchase the number of shares of Common Stock used to exercise the underlying option. Each notice evidencing the grant of an option shall state whether the Committee has authorized reload options with respect to the underlying option grant. The option price per share of the Common Stock deliverable upon exercise of the reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option. Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining term of the underlying option.

Restricted Stock Grants. Shares of Restricted Common Stock may be issued under the 2002 Plan either alone or in addition to other awards granted under the 2002 Plan. The Committee will determine the terms and conditions of each stock grant and include them in a written agreement between the individual and the Company. Recipients of restricted stock grants may not be required to pay for the acquisition of Common Stock but will be subject to tax consequences and resale restrictions. Recipients of restricted stock grants may have all of the rights of the Company’s stockholders, including the right to vote the shares subject to the stock grant and to receive any dividends with respect to the stock grant, or the recipient’s rights may be restricted. If an employee terminates employment during a restriction period that the Committee may establish, any shares received pursuant to a stock grant may be forfeited. The grant or vesting of awards of restricted stock may or may not be performance-based.

Performance Goals. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Code Section 162(m) requires, among other things, that performance awards be based upon objective performance measures, and that the performance objectives be set forth in writing while the outcome of the performance goals is substantially uncertain in accordance with Section 162(m) and in any event no later than 90 days after the period of performance begins and before 25% of the performance period has lapsed. In addition, the Committee must certify, prior to payment, that the performance goals have been met. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit B-l to the 2002 Plan, included in Exhibit B hereto (the “Performance Goals”). The Committee may, with respect to the performance criteria set forth in Exhibit B-l (i) designate additional performance criteria on which the performance goals may be based, although such designation may make the award not “performance-based” under Section 162(m), (ii) adjust, modify or amend the current performance criteria or (iii) add performance criteria to grants of restricted stock that do not currently have performance goals. Unless otherwise determined by the Committee on the date of grant, all outstanding Restricted Stock will vest upon a change in control.

Stock Appreciation Rights. Stock appreciation rights, or SARs, may be issued under the 2002 Plan either alone or in addition to other awards granted under the 2002 Plan. The Committee will determine the terms and conditions of each SAR grant and include them in a written agreement between the individual and the Company. Upon the exercise of a SAR, the recipient shall be entitled to receive the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. The exercise price per share of a SAR shall be the fair market value of a share of Common Stock on the date of grant.

Grants to Outside Directors. Subject to certain exceptions described in the 2002 Plan, grants of options to directors who are not the Company’s employees shall be granted automatically on the day of the annual meeting of the Company’s stockholders of each year during the term of the 2002 Plan without further action, beginning as of the 2002 annual meeting of stockholders. Each such grant shall be for a non-qualified option to purchase 18,000 shares of Common Stock. The exercise price for options granted to outside directors shall be 100% of the fair market value of the Common Stock on the date of grant.

Modification of Awards. The Committee has the authority to modify any outstanding award as the Committee considers appropriate, including the authority to accelerate the right to exercise any option, and extend or renew any option. However, the Committee may not modify any award in a manner adverse to the participant holding that award without that participant’s consent. Furthermore, the Committee may not reduce the exercise price of any outstanding option without first obtaining the approval of its stockholders.

Adjustments. In connection with certain types of corporate events like stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations and spinoffs, the Committee may make appropriate and equitable adjustments to:

•	the aggregate number and kind of shares for which the Committee can grant awards under the 2002 Plan;

•	the maximum number of shares that may be granted to any one individual under the 2002 Plan;

•	the number and kind of shares covered by outstanding awards; and

•	the per share exercise price of outstanding options.

Tax Matters. The Company is authorized to withhold from the compensation of the participants amounts necessary to satisfy the tax withholding obligations arising from the 2002 Plan. If the Committee intends any award to qualify as “qualified performance-based compensation,” as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code, the Committee intends to grant the award in a manner and subject to terms and conditions required for the award to so qualify. However, performance criteria may also be subsequently added to grants of restricted stock that do not have performance goals.

Compliance with Securities Laws. The Company is not obligated to issue any Common Stock under the 2002 Plan if the Company determines that the issuance would violate applicable state or federal securities laws.

Termination or Amendment of the 2002 Plan. The 2002 Plan will terminate on April 15, 2012. The Company cannot grant awards under the 2002 Plan after its termination date. Termination of the 2002 Plan will not affect the rights of any participant with respect to any award outstanding as of the time of the termination. The Company’s Board of Directors may also amend or terminate the 2002 Plan at any time. However, no amendment may adversely affect the rights of any participant with respect to any outstanding award without the participant’s consent.

Federal Income Tax Consequences of the 2002 Plan

The following discussion is a general summary of the principal United States federal income tax consequences under current law relating to awards under the 2002 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The Company encourages participants to consult their own tax advisors with respect to the tax consequences of their participation in the 2002 Plan.

Incentive Stock Options. A participant will not recognize taxable income upon the grant or the exercise of an ISO, and the Company is not entitled to an income tax deduction as the result of the grant or exercise of an ISO. Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of an ISO will be capital gain or loss if the sale is made after the later of:

•	two years from the date of grant of the ISO; or

•	one year from the date of exercise of the ISO.

The amount by which the fair market value, determined on the date of exercise, of the shares of Common Stock purchased upon exercise of an ISO exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the ISO is exercised.

If a participant sells Common Stock acquired upon the exercise of an ISO prior to the expiration of both of these periods, the sale will be a “disqualifying disposition” under the federal tax laws. The participant will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise minus the option price or (2) the amount realized on disposition minus the option price. The Company will be entitled to an income tax deduction equal to the amount taxable as ordinary income to the participant. Any additional gain recognized by the participant upon the disqualifying disposition will be taxable as capital gain.

Nonqualified Stock Options. A participant will not recognize taxable income on the grant of an NQSO, and the Company is not entitled to an income tax deduction as the result of the grant of an NQSO. However, upon the exercise of an NQSO, the participant generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of Common Stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price.

Upon the sale of shares of Common Stock acquired upon the exercise of an NQSO, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise.

Payment of Option Price with Shares of Common Stock. To the extent a participant pays all or part of the exercise price of an option by tendering shares of its Common Stock owned by the participant, the tax consequences described above with respect to ISOs or NQSOs, as the case may be, generally would apply. However, the number of shares received upon exercise of the option that is equal to the number of shares surrendered in payment of the aggregate exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized plus any cash paid on such exercise and a holding period which commences on the date of exercise.

If a participant exercises an option by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequences of such a disqualifying disposition is that the participant may recognize ordinary income at that time.

Stock Appreciation Rights. Generally: (a) the recipient will not realize income upon the grant of a SAR; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, or a combination of cash and shares are delivered to the recipient upon exercise of a SAR; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of exercise. The federal income tax consequences of a disposition of shares received by the recipient upon exercise of a SAR are the same as described below with respect to a disposition of shares received as a stock grant.

Stock Grants. Generally, at the time of a stock grant, the participant will recognize taxable ordinary income in the amount by which the fair market value of the shares awarded to the participant at the time of the stock grant exceeds the amount, if any, paid by the participant for the shares.

However, if the shares of Common Stock awarded to a participant as a stock grant are restricted as to transferability and subject to a substantial risk of forfeiture (e.g., unvested shares that are subject to forfeiture by the participant or repurchase by us for less than fair market value in the event of the participant’s termination of service prior to vesting in those shares), then the participant will not recognize any taxable income at the time of the stock grant but will have to report as ordinary income, generally as and when the shares vest (e.g., when the risk of forfeiture lapses), an amount equal to the excess of (a) the fair market value of the shares on the date of vesting over (b) the amount, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the stock grant an amount equal to the excess of (a) the fair market value of the shares on the date of grant over (b) the amount, if any, paid for the shares. In order to make a Section 83(b) election with respect to shares received upon a stock grant, a notice of election which meets the requirements of the Treasury Regulations must be made and filed with the Internal Revenue Service within 30 days of the stock grant. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the stock vests.

Subject to the Section 162(m) limitations discussed below, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant with respect to the stock grant. The deduction, will in general, be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon the subsequent disposition of shares of stock which were acquired as a stock grant, provided that such shares are vested at the time of disposition or, if such shares are unvested, a timely Section 83(b) election was made for such shares, the participant will generally recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the participant’s tax basis in the shares (generally, the sum of the amount paid, if any, by the participant for such shares and the amount of ordinary income previously recognized by the participant with respect to such shares, as described above). However, if shares of the Company’s stock are unvested at the time of disposition and no Section 83(b) election was made for such shares, then the participant will recognize ordinary income in the amount equal to the difference between the proceeds received from the disposition and the participant’s tax basis in such shares (i.e., the amount paid, if any, by the participant for such shares).

If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the stock. The participant’s holding period of shares received as a stock grant will begin on the day following the date of the stock grant except where the stock is, at the time of the stock grant, unvested and no Section 83(b) election is made, in which case the participant’s holding period with respect to such shares will begin on the day following the day on which the shares vest.

Capital Gains and Ordinary Income Tax. Long term capital gains are currently taxed at a maximum federal rate of 15%. Short term capital gains and ordinary income are taxed at the same marginal federal rates, currently up to 35%.

Acceleration of Stock Options and Stock Appreciation Rights and Vesting of Restricted Stock Upon a Transfer of Control. Upon a change in control of the Company or a transfer of a substantial portion of the Company’s assets, the exercisability of stock options and stock appreciation rights and vesting of restricted stock held by certain of the Company’s employees, generally officers, stockholders and highly compensated employees, will be accelerated. The acceleration of exercisability may be determined to be, in whole or in part, a “parachute payment” for federal income tax purposes. If the present value of all of a participant’s parachute payments equals or exceeds three times the participant’s average compensation for the past five years, the participant will be subject to a 20% excise tax on the amount of the parachute payment which is in excess of the greater of:

•	the average compensation of the participant for the past five years; or

•	an amount which the participant establishes as reasonable compensation.

In addition, the Company will not be allowed to deduct any excess parachute payments.

Section 162(m) Limitation. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” including plans providing for stock options and stock appreciation rights having an exercise price of not less than 100% of the stock’s fair market value (determined at the time the options or stock appreciation rights are granted), and plans providing for stock grants which establish specific performance goals, which are administered by a committee composed exclusively of “outside” directors, and are disclosed to and approved by its stockholders. The Committee intends to administer the 2002 Plan so that compensation resulting from stock grants, stock options and stock appreciation rights will be “qualified performance-based compensation,” as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code, and not deferred compensation for purposes of Section 409A of the Internal Revenue Code. The Committee, however, has the discretion to make such stock grants, options and awards with terms that will result in the options and awards not constituting performance-based compensation.

Applicability of ERISA

The 2002 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and it is not a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

The following table sets forth the benefits that were awarded under the 2002 Plan during the fiscal year ending December 31, 2004 to each of (i) the officers listed in the Summary Compensation Table, (ii) all executive officers of the Company, as a group, (iii) all non-executive directors, as a group, and (iv) all employees of the Company, excluding executive officers, as a group.

Officers Listed in the Summary Compensation Table	Number of Shares Underlying Options
Edward M. Kopko	250,000
James Beckley	15,000
Ivan Estes	10,000
Craig Tireman	25,000
All executive officers of the Company, as a group	300,000
All non-executive directors, as a group	126,000
All employees of the Company, excluding executive officers, as a group	7,500

The adoption of the proposed amendments to the 2002 Stock Incentive Plan requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company’s 7% Series B Cumulative Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Under Securities and Exchange Commission regulations regarding stockholder approval of stock option plans, shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

The Butler Board of Directors unanimously recommends a vote FOR the Amendments to the 2002 Stock Incentive Plan.

PROPOSAL 4: PROPOSAL TO RATIFY THE AMENDED PERFORMANCE BONUS PLAN

Effective January 1, 1991, the Company and Mr. Kopko, the Company’s President and Chief Executive Officer, entered into a certain employment agreement, which was subsequently amended and restated on July 11,1994 and on December 15, 1998 (the “First Amended and Restated Employment Agreement”). At the Company’s 1999 Annual Stockholders Meeting, the stockholders of the Company approved a performance bonus plan which was contained in the First Amended and Restated Employment Agreement (the “Original Performance Bonus Plan”). On December 4, 2002, as a result of the Sarbanes-Oxley Act of 2002 and management salary reductions, the Board of Directors and the Executive Compensation Committee approved the terms of a second amended and restated employment agreement (the “Second Amended and Restated Employment Agreement”). The Second Amended and Restated Employment Agreement also contains a performance-based bonus plan for Mr. Kopko (the “Amended Performance Bonus Plan”), which replaces the Original Performance Bonus Plan. The Company is seeking ratification of the Amended Performance Bonus Plan in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally authorizes the tax deduction of compensation in excess of $1,000,000 per taxable year payable to a chief executive officer (and certain other officers) only where such compensation is based on performance and satisfies certain other requirements and is approved or ratified by the stockholders. No other employee is eligible to participate in the Amended Performance Bonus Plan.

If the Amended Performance Bonus Plan is ratified by the affirmative vote of the holders of at least a majority of the shares of Common and Preferred Stock present and entitled to vote at the meeting and certain other requirements set forth in Section 162(m) of the Code are satisfied, the performance bonus payments to Mr. Kopko pursuant to the Amended Performance Bonus Plan may qualify for deduction under Section 162(m) of the Code. If the Amended Performance Bonus Plan is not ratified by the stockholders, Mr. Kopko has agreed to forego payments of the amount due him thereunder.

The Amended Performance Bonus Plan contains certain significant changes from the Original Performance Bonus Plan, which are discussed below in “Comparison of Performance Bonus Plans and Employment Agreements”.

The Board of Directors believes that the Amended Performance Bonus Plan, like the Original Performance Bonus Plan, provides a powerful incentive for Mr. Kopko to lead the Company in achieving earnings growth and appreciation of stockholder value. Therefore, the Board unanimously recommends that the stockholders vote in favor of the proposal to approve the Amended Performance Bonus Plan for the President and Chief Executive Officer of the Company.

Summary of the Amended Performance Bonus Plan

A copy of the Second Amended and Restated Employment Agreement, which contains the Amended Performance Bonus Plan, is available upon request to the Secretary of the Company, and is attached as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002. The following is a summary of the Amended Performance Bonus Plan.

Under the Second Amended and Restated Employment Agreement, Mr. Kopko has agreed to serve as President and Chief Executive Officer of the Company, and in a similar capacity for the Company’s subsidiaries, for a term commencing on January 1, 1991 and terminating three years after a notice of termination is given by either the Company or Mr. Kopko, subject to earlier termination in accordance with the terms of the Amended and Restated Employment (the “Employment Term”).

The Second Amended and Restated Employment Agreement provides for base compensation and annual raises of not less than five percent of the previous year’s salary to Mr. Kopko and the payment of a performance bonus (referred to in the Second Amended and Restated Employment Agreement as an annual cash bonus) in an amount equal to 5% of the Company’s operating income of $3 million or less, plus 3% of operating income above $3 million, but not less than $150,000 per quarter (“Performance Bonus”). The Second Amended and Restated Employment Agreement also provides for an incentive bonus based on the successful completion of management objectives and other factors (“Incentive Bonus”). In no event is the total annual bonus to exceed four times Mr. Kopko’s base salary.

The Second Amended and Restated Employment Agreement further provides that prior to the end of the first three calendar quarters of each year, the Company shall pay to Mr. Kopko an amount equal to the sum of the following: (i) eighty percent (80%) of the Company’s estimate of Mr. Kopko’s Performance Bonus for said quarter based on the operating income of the Company, as reported to the Board of Directors for the quarter; and (ii) eighty percent (80%) of the Company’s Incentive Bonus for said quarter, based on satisfactory progress toward completion of the management objectives. Under the Second Amended and Restated Employment Agreement, the Compensation Committee is given sole and absolute discretion to determine the Management Objectives. The remaining payment, if any, will be made within ninety days of the end of the fiscal year.

“Operating Income” is defined in the Second Amended and Restated Employment Agreement as net income of the Company’s principal operating subsidiary before adjustments for Federal and State income taxes and taxes imposed at the federal/national level by foreign countries (based upon income), and excluding extraordinary items. “Operating Income” is also defined to exclude such items as corporate expense allocation from the Company and certain goodwill amortization, and to include items such as general and administrative expense and related working capital interest income and expense.

Comparison of Performance Bonus Plans and Employment Agreement

The First Amended and Restated Employment Agreement provided that prior to the end of each calendar quarter, the Company was to advance to Mr. Kopko an amount equal to the sum of the following: (i) eighty percent (80%) of the Company’s estimate of Mr. Kopko’s Performance Bonus for said quarter based on the operating income of the Company, as reported to the Board of Directors for the quarter; and (ii) eighty percent (80%) of the Company’s Incentive Bonus for said quarter, based on satisfactory progress toward completion of the management objectives. To the extent that quarterly advances exceeded the annual cash bonuses, the First Amended and Restated Employment Agreement provided that Mr. Kopko must return the excess.

In response to the Sarbanes-Oxley Act of 2002, which prohibited most new loans to a company’s officers and directors, the quarterly advances were changed to quarterly payments, and Mr. Kopko was no longer required to return any excess payment. In addition the Second Amended and Restated Employment Agreement provides for a minimum Performance Bonus of $150,000 per quarter. The Second Amended and Restated Employment Agreement also provides that: (i) during the year 2002, Mr. Kopko’s salary reflected a ten percent reduction effective September 2002; (ii) Mr. Kopko would not receive the automatic five percent salary increase for the year 2002; (iii) Mr. Kopko would not receive the automatic five percent increase for the year 2003; (iv) Mr. Kopko would not receive the automatic five percent increase for the year 2004; and (v) beginning April 1, 2005 (or such earlier year as determined by the Committee), Mr. Kopko will receive such years’ salary and bonus determined as if clauses (i) – (iv) were not in effect during the previous years.

Tax Consequences

The Company may take the position that if the Amended Performance Plan is approved by the stockholders, then the Performance Bonus, except for the $150,000 quarterly guaranteed portion of the Performance Bonus, would qualify as a performance-based payment pursuant to Internal Revenue Code Section 162(m). The Internal Revenue Service may not agree with this position, and may classify the Performance Bonus as non-performance based, and therefore, non-deductible to the extent all of such payments to Mr. Kopko, together with his other non-performance based compensation, exceed $1,000,000 in that year. The Company believes, however, that such Performance Bonus will be determined to be performance-based pursuant to Section 162(m).

The ratification of the Amended Performance Bonus Plan requires the approval of a majority of the votes cast by holders of the Company’s Common and Series B Preferred Stock, voting as a single class. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the Amended Performance Bonus Plan requires a majority of the shares cast.

The Board of Directors unanimously recommends a vote FOR the adoption of Proposal 4 to ratify the amended performance bonus plan for the President and Chief Executive Officer.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP (“Grant Thornton”) as independent auditors to audit the Company’s financial statements for the year ending December 31, 2005, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to be present at the Annual Meeting to respond to stockholders’ questions and to have the opportunity to make any statements they consider appropriate.

Stockholder ratification of the selection of Grant Thornton as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of Butler and its stockholders.

The ratification of the appointment of Grant Thornton as independent auditors requires the approval of a majority of the votes cast by holders of the Company’s Common and Series B Preferred Stock, voting as a single class. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of Grant Thornton requires a majority of the shares cast.

The Board of Directors unanimously recommends a vote FOR the adoption of Proposal 5 ratifying the appointment of Grant Thornton as independent auditors for Butler.

INFORMATION RELATING TO THE COMPANY’S

INDEPENDENT PUBLIC ACCOUNTANTS

On September 8, 2005, Deloitte & Touche LLP (“D&T”) resigned as the Company’s independent audit firm.

The audit reports of D&T on the consolidated financial statements of the Company for each of the years in the two year period ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2004, and the subsequent interim period through September 8, 2005, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to D&T’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such periods.

During the past two fiscal years and through September 8, 2005, D&T has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

The Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent accountant as of November 2, 2005. The decision to appoint Grant Thornton as the Company’s independent audit firm was approved by the Company’s Audit Committee and ratified and confirmed by the Company’s Board of Directors. During the two most recent fiscal years and through the date of Grant Thornton’s engagement, the Company has not consulted with Grant Thornton regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. The Company has authorized D&T to respond fully to any inquiries from Grant Thornton relating to D&T’s engagement as the Company’s independent accountant. A representative of Grant Thornton is expected to be at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and is also expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed or to be billed by D&T and Grant Thornton for services performed for the fiscal year 2005 and fees billed by D&T for the fiscal year 2004. Under the SEC’s new rule on auditor independence, fees are categorized as follows:

D&T Category of Fees	2005	2004
Audit Fees	$77,721	$472,625
Audit related fees	$	$43,250
Fees for tax services	$6,075	$4,112
All other fees	$0	$

Grant Thornton Category of Fees	2005	2004
Audit Fees	$250,000	n/a
Audit related fees	$0	n/a
Fees for tax services	$0	n/a
All other fees	$0	n/a

Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004 was $472,625. The aggregate fees billed by Deloitte & Touche LLP for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year ending December 31, 2005 was approximately $77,721.

The aggregate fees expected to be billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ending December 31, 2005 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2005 are $225,000 and $25,000, respectively.

Audit-Related Fees. Fees for audit-related services for fiscal year 2004, primarily related to employee benefit plan audits and accounting consultations, approximated $43,250.

Tax Fees. Fees for tax compliance, tax advice and tax planning for fiscal years 2005 and 2004 approximated $6,075 and $4,112, respectively.

All Other Fees. There were no fees for other services for fiscal years 2005 and 2004.

Pre-Approval Policies

The Audit Committee has adopted a policy which requires it to pre-approve the audit and non-audit services performed by the Company’s auditor in order to assure that providing such services will not impair the auditor’s independence.

For audit services, Grant Thornton will provide the Audit Committee each fiscal year with an engagement letter outlining the scope of the audit services proposed to be performed in connection with that fiscal year. If agreed to by the Committee, the Committee will formally accept this engagement letter at a scheduled meeting. The independent auditor will submit to the Committee an audit services fee proposal after acceptance of the engagement letter. The Committee must approve that fee proposal. In connection with its approval of the fee proposal, the Committee will also pre-approve the expenditure by management of an amount up to an additional 10% of such fee proposal to cover such additional costs as may be incurred for audit services that are performed for that fiscal year.

For non-audit services, the Company’s management will submit to the Committee for approval a detailed list of non-audit services that it recommends the Committee engage the independent auditor to provide for the current fiscal year. Management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of anticipated non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee must approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair of the Committee the authority to amend or modify the list of approved and permissible non-audit services and fees. The Chair will report any action taken to the Committee at the next Committee meeting. The Committee expressly does not delegate to management its responsibilities to pre-approve services performed by the independent auditor.

The independent auditor must ensure that the Committee has approved all audit and non-audit services provided to the Company. The Company’s Senior Vice President - Chief Financial Officer will be responsible for tracking all of the independent auditor’s fees against the budget for such services and report at least annually to the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee’s role includes: the oversight of the Company’s financial, accounting, and reporting processes; the Company’s system of internal accounting and financial controls and its compliance with related legal and regulatory requirements; the appointment, engagement, termination and oversight of the Company’s independent auditors, including conducting a review of their independence; reviewing and approving the planned scope of the Company’s annual audit; overseeing the independent auditors’ audit work; reviewing and pre-approving any audit and non-audit services that may be performed by the independent auditors; reviewing with management and the Company’s independent auditors the adequacy of the Company’s internal financial controls; and reviewing the Company’s critical accounting policies and the application of accounting principles. The Audit Committee held four meetings during fiscal 2004.

Messrs. Comeau, LeCroy, and Petrossi meet the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership, and are “independent directors” within the meaning of the Nasdaq listing standards. In March 2004, the Board approved revisions to the Audit Committee Charter to reflect new rules and standards set forth in certain SEC regulations as well as changes to the Nasdaq listing standards. A copy of the revised Audit Committee Charter is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal controls over financial reporting. Management is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s previous independent auditors, Deloitte & Touche, matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee has received from the auditors a formal written statement describing the relationships between the auditor and the Company that might bear on the auditor’s independence consistent with Independence Standards Board No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with Deloitte & Touche matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent”.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche the audited financial statements. The Committee discussed with Deloitte & Touche the overall scope and plans of their audits. The Audit Committee met with Deloitte & Touche with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee noted that accounting adjustments made during the course of the year-end audit were immaterial and had no impact on earnings. The Committee also noted that Sarbanes-Oxley Rule 404 compliance was an important item for the Committee to address and that Rule 404 compliance experience was a important factor in the CFO replacement search. Finally, management informed the Committee of its intention to improve the Company’s accounting system, transitioning from certain manual processes to more automation.

Based on the reviews and discussions referred to above and its review of the Company’s audited financial statements for fiscal 2004, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

AUDIT COMMITTEE

Thomas F. Comeau, Chair

Walter O. LeCroy

Louis F. Petrossi

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons who beneficially own more than 10% of the Company’s common stock, to file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to the Company. Based solely on its own review of these reports, and except as set forth below, management believes that during the year ended December 31, 2004, all filings applicable to its officers, directors, greater-than-ten-percent stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934, were timely. F. Murray filed a Form 3 report one day after the due date, and C. Tireman filed a Form 3 report sixteen days after the due date.

STOCKHOLDERS PROPOSALS

The Company’s amended Bylaws require that the Annual Meeting of Stockholders be held between May 15th and June 15th beginning in 2005, unless, as is the case in 2005, the directors resolve to delay or advance the meeting date. Therefore, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 15, 2005 (120 days before the estimated date of mailing of the 2006 proxy statement) and meet all other requirements for inclusion in the proxy statement. Additionally, the Company will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in the Company’s 2006 proxy statement if the Company has not received written notice of such proposal by March 1, 2006 (45 days before the estimated date of mailing of the 2006 proxy statement).

Stockholder recommendations of candidates for Board Membership will be considered when timely and properly submitted by a stockholder of record who is entitled to vote for the election of directors. The written notice with sufficient detail including candidate’s name, principal occupation during the past five years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of the Company held by the nominee and qualification (including information regarding compliance with the Company’s by-laws on qualifications) should be sent to the Company’s Corporate Secretary at 110 Summit Avenue, Montvale, NJ 07645. To be considered, the written notice by the Corporate Secretary must be received no later than December 15, 2005 (120 days before the estimated date of mailing of the 2006 proxy statement).

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before this year’s Annual Meeting other than those referred to above. However, if any other matters properly come before this year’s Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

GENERAL

A copy of the Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Morrow & Co., Inc., 470 West Avenue, Stamford, Connecticut 06902, or from the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $4,000 plus expenses. The Company will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and its subsidiaries, at no additional compensation, may solicit proxies by telephone, email or in person. All expenses in connection with soliciting management proxies for this year’s Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

The Company will provide additional copies to any record or beneficial owner of its securities, on written request, of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2004, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to the Company’s reasonable expenses in furnishing such exhibits. The Company maintains a website at www.butler.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company’s website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Written requests should be directed to Terrie Allen, Assistant Secretary of the Board of Directors, 110 Summit Avenue, Montvale, New Jersey, 07645.

In order to assure the presence of the necessary quorum at this year’s Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

By Order of the Board of Directors,

Warren F. Brecht
Secretary

EXHIBIT A

BUTLER INTERNATIONAL, INC.

2003 STOCK INCENTIVE PLAN

(Amended and Restated Effective November 11, 2005)

Section 1.	Purpose; Effect on Prior Plans.

A. The primary purpose of the Butler International, Inc. (the “Company”) 2003 Stock Incentive Plan (the “Plan”) is to provide incentives for selected persons to promote the financial success and progress of the Company and to afford such personnel the opportunity to acquire a proprietary interest in the Company by granting such persons awards (“Awards”) of incentives in the form of options to purchase shares of the Company’s Common Stock (“Options”), stock appreciation rights (“SARs”), and Common Stock of the Company (“Stock Grants”). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time. The Plan also permits the Company’s executive officers to elect, at their option, to receive common stock in lieu of salary or cash bonus payments otherwise payable by the Company to such executive officers.

B. From and after the effective date of the Plan, no awards shall be granted under the Company’s other option plans, except for the 2002 Stock Incentive Plan (the “2002 Plan”) which will remain in full force and effect.

Section 2.	General Provisions.

A. Administration. The Plan shall be administered by one or more committees, each of which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the “Committee”). Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

B. Authority of the Committee. Subject to other provisions of the Plan and applicable law, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

1. to construe and interpret the Plan;

2. to define the terms used herein;

3. to prescribe, amend and rescind rules and regulations relating to the Plan;

4. to determine the persons to whom Awards are granted;

5. to determine the time or times at which Awards shall be granted;

6. to determine all of the other terms and conditions of the Options, SARs, and Stock Grants awarded hereunder; and

7. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

C. Maximum Number of Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 5,000,000 subject to adjustment as provided in Section 2.G of the Plan. The Common Stock subject to the Plan may be divided among the various types of Awards as the Committee determines in its sole discretion from time to time. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

1. If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted on the date of Grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan;

2. If an Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of shares of Common Stock, such number of shares of Common Stock shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan; provided, however that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and

3. If any shares of Common Stock covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Common Stock or cash payments to be received thereunder, then the number of shares of Common Stock counted against the aggregate number of shares of Common Stock available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any shares of Common Stock that are used by a participant as full or partial payment to the Company of the purchase price of Common Stock acquired upon exercise of an Option shall again be available for granting Awards.

D. Eligibility and Participation. Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in it sole discretion; provided, however, that an Incentive Stock Option cannot be granted to any non-employee and shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code. Employees of the Company are eligible to receive Awards for no more than an aggregate 1,200,000 shares of the Company’s Common Stock per employee per year under the plan, subject to adjustment as provided in Section 2.G of the Plan. The maximum number of shares available under the 2003 Plan are all available for ISO grants. The Committee, in its sole discretion, shall determine the number of shares of the Company’s Common Stock covered by any Award made to executive officers or other employees under the Plan. Grants to non-employee directors of the Company may not be made pursuant to the Plan, except that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law. A person may be granted more than one Award under the Plan. As used in the Plan, the following terms shall have the following meanings:

1. “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

2. “Common Stock” means shares of the Company’s $.001 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

3. “Incentive Stock Option” means an option granted under Section 3 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

4. “Non-Qualified Stock Option” means an option granted under Section 3 of the Plan that is not intended to be an Incentive Stock Option.

5. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6. “Restricted Stock” means any share of Common Stock granted under Section 6 of the Plan.

7. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

E. Effective Date of Plan. The Plan was adopted by the Board on June 5, 2003 and was effective upon its date of approval by the stockholders of the Company. The Amended and Restated Plan was adopted by the Board on November 11, 2005, and will be effective upon its date of approval by the stockholders of the Company.

F. Termination and Amendment of Plan. The Plan shall terminate on July 14, 2013. No Options, SARs, or Stock Grants shall be granted under the Plan after that date. Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, or terminate or discontinue the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder; provided, however, that, notwithstanding any other provision of the Plan or any Award agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that: (i) absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan; (ii) requires the approval of the Company’s stockholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or (iii) requires the approval of the Company’s stockholders under the Code in order to permit Incentive Stock Options to be granted under the Plan or is required under Section 162(m) of the Code.

G. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of Common Stock or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan or which may be granted to any one individual. A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options, SARs or Stock Grants shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options, SARs or Stock Grants, but with a corresponding adjustment in the price for each share covered by the Options, SARs or Stock Grants.

H. Prior Options and Obligations. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person’s Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

I. Privileges of Stock Ownership. Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

J. Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

K. Tax Withholding. The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of Common Stock pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. In order to assist a participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Common Stock otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company Common Stock other than Common Stock issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

L. Fair Market Value. The “fair market value” shall mean, with respect to any property (including, without limitation, any Common Stock or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Common Stock on a given date shall be (i) the closing price of the Common Stock as reported on the NASDAQ National Market System or NASDAQ Small Cap Market on such date, or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange.

M. Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option or other Award, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

N. Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

O. Guidelines. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (“Rule 16b-3”) and with respect to Awards intended to be “performance-based”, the applicable provisions of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and shall be limited, construed an interpreted in a manner to as to comply therewith.

Section 3.	Options.

A. Option Price. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option, provided that the option price shall not be less than the fair market value on the date of grant.

B. Exercise of Options. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the committee. No option may be exercised for a fraction of a share of Common Stock. The Committee shall determine the method or methods by which, and the form or forms (including, without limitation, cash, Common Stock, other securities, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

C. Acceleration of Options. Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares of Common Stock subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

D. Written Notice Required. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

Section 4.	Reload Options.

Concurrently with the award of Options under the Plan, the Committee may authorize reload options (“Reload Options”) to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

A. Reload Option Amendment. Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

B. Reload Option Price. The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

C. Term and Exercise. Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option. Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

D. Termination of Employment. No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant’s employment or the cessation of the participant’s service to the Company as a director, consultant or independent contractor.

Section 5.	Stock Appreciation Rights.

The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the date SARS are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option (“Related Options”). SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

A. Value of SARs. SARs shall entitle their holders to receive (i) the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR. Subject to the terms of the Plan, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions shall be as determined by the Committee.

B. Duration. The term of a SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate. The term of a SAR granted in addition to and separately from any Option shall be specified by the Committee at the time such SAR is granted.

C. Exercise of SARs. SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR. No SAR may be exercised for a fraction of a share of Common Stock. If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

D. Performance Goals. The Committee may condition the grant or vesting of SAR’s upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit A-l hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer SAR’s awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

E. Acceleration of SARs. Notwithstanding Section 5C of the Plan or the terms of any SAR, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any SAR granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares of Common Stock subject to that SAR during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the SAR is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no SAR shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the SARs granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

Section 6.	Stock Grants.

The Committee may, from time to time in its sole discretion, grant Awards of Restricted Stock to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

A. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Recipients of Stock Grants may not be required to pay for the acquisition of the Common Stock, but will be subject to tax consequences and resale restrictions. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit A-1 hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

B. Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing while the outcome of the Performance Goals is substantially uncertain in accordance with Section 162(m), and in any event no later than the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code, which is currently 90 days after the period of performance begins and no later than the date on which 25% of the performance period has elapsed. In addition, the Committee must certify, prior to payment, that the Performance Goals have been met. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit A-1 hereto. The Committee may, with respect to the performance criteria set forth in Exhibit A-1 hereto (i) designate additional performance criteria on which the performance goals may be based, although such additional performance criteria may make the Restricted Stock non-deductible under Section 162(m), (ii) adjust, modify or amend the current performance criteria and (iii) add performance criteria to restricted stock grants that do not currently have performance goals.

C. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

D. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

E. Notwithstanding Section 6A or 6B of the Plan, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any share of Restricted Stock pursuant to the Plan shall become immediately vested; provided that no shares of Restricted Stock shall be immediately vested under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather terminated, canceled or expires, the shares of Restricted Stock granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

F. The Committee shall award restricted shares to any executive officer upon request, and to any other employee with the consent of the Committee. In such event, in order to account for the non-transferability of any Restricted Stock granted hereunder, the Committee will discount the value of the restricted shares by 33 1/3% from the then current market price of unrestricted shares of the Company’s common stock, so that the number of restricted shares to be awarded shall equal the amount of foregone cash compensation divided by two-thirds of the then current market value of unrestricted shares of the Company’s common stock.

Section 7.	Grants to Outside Directors.

Except as provided in Section 2.D hereof, the Committee shall not grant Options under the Plan to directors who are not employees of the Company.

Section 8.	Terms and Conditions May Differ.

The terms and conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

Section 9.	Duration of Options and SARs.

Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten (10) years after the date of grant or, with respect to ISOs, five (5) years for stockholders holding more than 10% of the total combined voting power of all classes of the Company’s stock and shall be subject to early termination as provided in the Plan. Subject to the foregoing, Options granted to outside directors pursuant to Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period often (10) years.

Section 10.	Limitations on Acquiring Voting Stock.

No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

Section 11.	Limits On Transfer of Awards.

No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, in the manner established by the Committee designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

Section 12.	Rule 16b-3 Six-Month Limitations.

To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

Section 13.	Compliance with Securities Laws.

Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

Section 14.	Employment.

Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its subsidiaries, following the date of the granting of that Award for a period specified by the Committee, which shall in no event exceed an aggregate of four (4) years. Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient any right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or consulting arrangement.

Section 15.	Governing Law.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maryland.

Section 16.	Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

Section 17.	No Trust or Fund Created.

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments for the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Section 18.	No Fractional Common Stock.

No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Common Stock or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 19.	Headings.

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

EXHIBIT A-1

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock intended to be “performance-based” under Section 162(m) shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department of the Company; (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (xiv) mergers and acquisitions or divestures; (xv) financings; (xvi) customer satisfaction indicators; (xvii) strategic innovation; or (xviii) efficiency measures.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or any subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other companies. The Committee may also: (i) designate additional business criteria on which the Performance Goals may be based, although such designation may make the award not “performance-based” under Section 162(m); (ii) adjust, modify or amend the aforementioned business criteria; and (iii) add performance criteria to restricted stock grants that do not currently have performance goals.

Exhibit B

BUTLER INTERNATIONAL, INC.

2002 STOCK INCENTIVE PLAN

(Amended and Restated Effective November 11, 2005)

Section 1.	Purpose; Effect on Prior Plans.

A. The purpose of the Butler International, Inc. (the “Company”) 2002 Stock Incentive Plan (the “Plan”) is to provide incentives for selected persons to promote the financial success and progress of the Company and to afford such personnel the opportunity to acquire a proprietary interest in the Company by granting such persons awards (“Awards”) of incentives in the form of options to purchase shares of the Company’s Common Stock (“Options”), stock appreciation rights (“SARs”), and Common Stock of the Company (“Stock Grants”). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time. The Plan also permits the Company’s executive officers to elect, at their option, to receive common stock in lieu of salary or cash bonus payments otherwise payable by the Company to such executive officers.

B. From and after the effective date of the Plan, no awards shall be granted under the Company’s other option plans, except for the 2003 Stock Incentive Plan (the “2003 Plan”), which will remain in full force and effect.

Section 2.	General Provisions.

A. Administration. The Plan shall be administered by the one or more committees, each of which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the “Committee”). Any action of the Committee shall be taken by majority vote or the unanimous written consent of the committee members.

B. Authority of the Committee. Subject to other provisions of the Plan and applicable law, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

1. to construe and interpret the Plan;

2. to define the terms used herein;

3. to prescribe, amend and rescind rules and regulations relating to the Plan;

4. to determine the persons to whom Awards are granted;

5. to determine the time or times at which Awards shall be granted;

6. to determine all of the other terms and conditions of the Options, SARs, and Stock Grants awarded hereunder; and

7. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

C. Maximum Number of Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 1,500,000 subject to adjustment as provided in Section 2.G of the Plan. The Common Stock subject to the Plan may be divided among the various types of Awards as the

Committee determines in its sole discretion from time to time. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

1. If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted on the date of Grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan;

2. If an Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of shares of Common Stock, such number of shares of Common Stock shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan; provided, however that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and

3. If any shares of Common Stock covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Common Stock or cash payments to be received thereunder, then the number of shares of Common Stock counted against the aggregate number of shares of Common Stock available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any shares of Common Stock that are used by a participant as full or partial payment to the Company of the purchase price of Common Stock acquired upon exercise of an Option shall again be available for granting Awards.

D. Eligibility and Participation. Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in it sole discretion; provided, however, that an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code. Employees of the Company are eligible to receive Awards for no more than an aggregate of 200,000 shares of the Company’s Common Stock per employee per year under the Plan, subject to adjustment as provided in Section 2.G of the Plan. The maximum number of shares available under the 2002 Plan are all available for ISO grants. The Committee, in its sole discretion, shall determine the number of shares of the Company’s Common Stock covered by any Award made to executive officers or other employees under the Plan. Grants to non-employee directors of the Company may only be made pursuant to formula grants in the manner and amounts set forth in Section 7 hereof, provided that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law. A person may be granted more than one Award under the Plan. As used in the Plan, the following terms shall have the following meanings:

1. “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

2. “Common Stock” means shares of the Company’s $.001 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

3. “Incentive Stock Option” means an option granted under Section 3 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

4. “Non-Qualified Stock Option” means an option granted under Section 3 of the Plan that is not intended to be an Incentive Stock Option.

5. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6. “Restricted Stock” means any share of Common Stock granted under Section 6 of the Plan.

7. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

E. Effective Date of Plan. The Plan was adopted by the Board on February 27, 2002 and was effective upon its date of approval by the stockholders of the Company. The Amended and Restated Plan was adopted by the Board on November 11, 2005, and will be effective upon its date of approval by the stockholders or the Company.

F. Termination and Amendment of Plan. The Plan shall terminate on April 15, 2012. No Options, SARs, or Stock Grants shall be granted under the Plan after that date. Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, or terminate or discontinue the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder; provided, however, that, notwithstanding any other provision of the Plan or any Award agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that: (i) absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan; (ii) requires the approval of the Company’s stockholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or (iii) requires the approval of the Company’s stockholders under the Code in order to permit Incentive Stock Options to be granted under the Plan or is required under Section 162(m) of the Code.

G. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of Common Stock or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan or which may be granted to any one individual. A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options, SARs or Stock Grants shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options, SARs or Stock Grants, but with a corresponding adjustment in the price for each share covered by the Options, SARs or Stock Grants.

H. Prior Options and Obligations. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person’s Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

L. Privileges of Stock Ownership. Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

J. Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

K. Tax Withholding. The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of Common Stock pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. In order to assist a participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Common Stock otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company Common Stock other than Common Stock issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

L. Fair Market Value. The “fair market value” shall mean, with respect to any property (including, without limitation, any Common Stock or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Common Stock on a given date shall be (i) the closing price of the Common Stock as reported on the NASDAQ National Market System or NASDAQ Small Cap Market on such date, or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange.

M. Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option or other Award, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

N. Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

O. Guidelines. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (“Rule 16b-3”) and with respect to Awards intended to be “performance-based”, the applicable provisions of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and shall be limited, construed an interpreted in a manner to as to comply therewith.

Section 3.	Options.

A. Option Price. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option, provided that the option price shall not be less than the fair market value on the date of grant.

B. Exercise of Options. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No option may be exercised for a fraction of a share of Common Stock. The Committee shall determine the method or methods by which, and the form or forms (including, without limitation, cash, Common Stock, other securities, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

C. Acceleration of Options. Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares of Common Stock subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

D. Written Notice Required. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

Section 4.	Reload Options.

Concurrently with the award of Options under the Plan, the Committee may authorize reload options (“Reload Options”) to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

A. Reload Option Amendment. Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

B. Reload Option Price. The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

C. Term and Exercise. Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option. Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

D. Termination of Employment. No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant’s employment or the cessation of the participant’s service to the Company as a director, consultant or independent contractor.

Section 5.	Stock Appreciation Rights.

The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the date SARS are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option (“Related Options”).

SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

A. Value of SARs. SARs shall entitle their holders to receive (i) the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR. Subject to the terms of the Plan, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions shall be as determined by the Committee.

B. Duration. The term of a SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate. The term of a SAR granted in addition to and separately from any Option shall be specified by the Committee at the time such SAR is granted.

C. Exercise of SARs. SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR. No SAR may be exercised for a fraction of a share of Common Stock. If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

D. Performance Coals. The Committee may condition the grant or vesting of SAR’s upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit B-l hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer SAR’s awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

E. Acceleration of SARs. Notwithstanding Section 5C of the Plan or the terms of any SAR, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any SAR granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares of Common Stock subject to that SAR during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the SAR is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no SAR shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the SARs granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

Section 6.	Stock Grants.

The Committee may, from time to time in its sole discretion, grant Awards of Restricted Stock to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

A. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Recipients of Stock Grants may not be required to pay for the acquisition of the Common Stock, but will be subject to tax consequences and resale restrictions. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit B-l hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

B. Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing while the outcome of the Performance Goals is substantially uncertain in accordance with Section 162(m), and in any event no later than the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code, which is currently 90 days after the period of performance begins and no later than the date on which 25% of the performance period has elapsed. In addition, the Committee must certify, prior to payment, that the Performance Goals have been met. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit B-1 hereto. To the extent permitted under Section 162(m), the Committee may, with respect to the performance criteria set forth in Exhibit B-1 hereto (i) designate additional performance criteria on which the performance goals may be based, although such additional performance criteria may make the restricted stock non-deductible under Section 162(m), (ii) adjust, modify or amend the current performance criteria and (iii) add performance criteria to restricted stock grants that do not currently have performance goals.

C. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

D. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

E. Notwithstanding Section 6A or 6B of the Plan, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any share of Restricted Stock pursuant to the Plan shall become immediately vested; provided that no shares of Restricted Stock shall be immediately vested under this Section on account of any agreement of merger or other reorganization where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather terminated, canceled or expires, the shares of Restricted Stock granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

F. The Committee shall award restricted shares to any executive officer upon request, and to any other employee with the consent of the Committee. In such event, in order to account for the non-transferability of any Restricted Stock granted hereunder, the Committee will discount the value of the restricted shares by 33 1/3% from the then current market price of unrestricted shares of the Company’s common stock, so that the number of restricted shares to be awarded shall equal the amount of the foregone cash compensation divided by two-thirds of the then current market value of unrestricted shares of the Company’s common stock.

Section 7.	Grants to Outside Directors.

Except as provided in Section 2.D hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Options to directors who are not employees of the Company. Grants of Options hereunder to directors who are not employees of the Company shall be granted automatically on the day of the annual meeting of the Company’s stockholders of each year during the term of the Plan without further action by the Committee, beginning as of the 2002 annual meeting of stockholders. Each such grant shall be for a non-qualified Option to purchase 18,000 shares of the Company’s Common Stock. The exercise price for Options granted to outside directors shall be 100% of the fair market value of the Common Stock on the date of grant.

Section 8.	Terms and Conditions May Differ.

The terms and conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

Section 9.	Duration of Options and SARs.

Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten (10) years after the date of grant or, with respect to ISOs, five (5) years for stockholders holding more than 10% of the total combined voting power of all classes of the Company’s stock and shall be subject to early termination as provided in the Plan. Subject to the foregoing, Options granted to outside directors pursuant to Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period of ten (10) years.

Section 10.	Limitations on Acquiring Voting Stock.

No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

Section 11.	Limits On Transfer of Awards.

No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, in the manner established by the Committee designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

Section 12.	Rule 16b-3 Six-Month Limitations.

To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

Section 13.	Compliance with Securities Laws.

Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

Section 14.	Employment.

Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its subsidiaries, following the date of the granting of that Award for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four (4) years. Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient any right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment of consulting arrangement.

Section 15.	Governing Law.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maryland.

Section 16.	Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

Section 17.	No Trust or Fund Created.

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments for the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Section 18.	No Fractional Common Stock.

No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Common Stock or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 19.	Headings.

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

EXHIBIT B-l

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock intended to be “performance-based” under Section 162(m) shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ii) the attainment of certain target levels or, a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department of the Company; (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (xiv) mergers and acquisitions or divestures; (xv) financings; (xvi) customer satisfaction indicators; (xvii) strategic innovation; or (xviii) efficiency measures.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or any subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other companies. The Committee may also: (i) designate additional business criteria on which the Performance Goals may be based, although such designation may make the award not “performance-based” under Section 162(m); (ii) adjust, modify or amend the aforementioned business criteria; and (iii) add performance criteria to restricted stock grants that do not currently have performance goals.

ANNUAL MEETING OF STOCKHOLDERS OF

BUTLER INTERNATIONAL, INC.

December 12, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR AND “FOR” PROPOSALS 2 THROUGH 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Director:

FOR THE NOMINEE

WITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE: Hugh G. McBreen

2. To vote on a proposal to amend the Company’s 2003 Stock Incentive Plan

FOR AGAINST ABSTAIN

3. To vote on a proposal to amend the Company’s 2002 Stock Incentive Plan

4. To vote on a proposal to ratify the Amended Performance Bonus Plan

5. To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors

A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

This Proxy will be voted as directed but if no direction is indicated will be voted FOR the election as director of the nominee listed herein; and FOR proposals 2, 3, 4 and 5 as described herein. On other matters that may come before said meeting, this Proxy will be voted in the discretion of the above-named Proxy Committee.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BUTLER INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of BUTLER INTERNATIONAL, INC. hereby appoints THOMAS F. COMEAU, WALTER O. LECROY, AND RONALD UYEMATSU, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on December 12, 2005 at 9:00 AM at 601 North Ft. Lauderdale Blvd, Ft. Lauderdale, Florida, or at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any and all adjournments thereof, all as set forth in the November 18, 2005 Proxy Statement for said meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BUTLER INTERNATIONAL, INC.

December 12, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off of meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR AND “FOR” PROPOSALS 2 THROUGH 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Director:

NOMINEE:

FOR THE NOMINEE Hugh G. McBreen

WITHHOLD AUTHORITY FOR THE NOMINEE

FOR AGAINST ABSTAIN

2. To vote on a proposal to amend the Company’s 2003 Stock Incentive Plan

3. To vote on a proposal to amend the Company’s 2002 Stock Incentive Plan

4. To vote on a proposal to ratify the Amended Performance Bonus Plan

5. To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors

A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

This Proxy will be voted as directed but if no direction is indicated will be voted FOR the election as director of the nominee listed herein; and FOR proposals 2, 3, 4 and 5 as described herein. On other matters that may come before said meeting, this Proxy will be voted in the discretion of the above-named Proxy Committee.

EXCEPT”

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.